EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           VION PHARMACEUTICALS, INC.



                  FIRST: The name of the Corporation is VION PHARMACEUTICALS,
INC.

                  SECOND: The address, including street, number, city, and country, of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: Authorization, Designation and Amount. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 40,000,000 shares, consisting of (a) 35,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 2,307,550 shares are designated as Series A Common Stock (the "Series A Common Stock") and
(b) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of the Series A Common Stock and the Preferred Stock shall be set forth in this Article FOURTH.

                             PART A. PREFERRED STOCK

                  (a) Designation of Preferred Stock. The Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:
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                           (1) the designation of such series, the number of
shares to constitute such series and the stated value thereof, if different from the par value thereof;

                           (2) whether the shares of such series shall have
voting rights or powers in addition to any voting rights required by law and, if so, the terms of such voting rights or powers, which may be full or limited;

                           (3) the dividends, if any, payable on such series,
whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or series;

                           (4) whether the shares of such class or series shall
be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                           (5) the amount or amounts payable with respect to
shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                           (6) whether the shares of such class or series shall
be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                           (7) whether the shares or series shall be convertible
into, or exchangeable for, shares of stock of any other class or series of any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of exchange;

                           (8) the limitations and restrictions, if any, to be
effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or series;

                           (9) the conditions or restrictions, if any, to be
effective while any shares of such class or series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other class or series; and

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                           (10) any other powers, designations, preferences and
relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

                           The powers, designations, preferences and relative,
participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock so designated pursuant to this Part A.

                 PART B. COMMON STOCK AND SERIES A COMMON STOCK

                  1. Common Stock.

                           (a) Voting. Each holder of Common Stock shall be
entitled to one vote for each share of Common Stock held of record on all matters as to which holders of Common Stock shall be entitled to vote, which voting rights shall not be cumulative. In any election of directors, no holder of Common Stock shall be entitled to more than one vote per share.

                           (b) Other Rights. Except as described in paragraph 2
below with respect to Series A Common Stock, each share of Common Stock issued and outstanding shall be identical in all respects with each other such share and each share of Common Stock shall be entitled to all of the rights and privileges, and subject to the limitations and qualifications, of shares of Common Stock provided by the Delaware General Corporation Law.

                  2. Series A Common Stock.

                           (a) Same Rights as Common Stock. Except as set forth
in subparagraph (b) below, each share of Series A Common Stock issued and outstanding shall have all of the powers and privileges, and shall be subject to all of the qualifications and limitations of Common Stock, and shall be identical in all respects to each share of Common Stock.

                           (b) Conversion.

                           (i) Each share of issued and outstanding Series A
Common Stock shall be automatically converted, without notice and without any action on the part of the holder thereof, into:

                                                     (A) 1.55158 shares of
Common Stock upon the closing of an "Initial Public Offering" (as defined below) if such Initial Public Offering closes prior to the

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"Deadline" (as defined below), after giving effect to the cancellation of shares of Series A Common Stock pursuant to the Agreement dated as of February 17, 1995 among the holders thereof and the Corporation, a copy of which may be obtained from the Secretary of the Corporation; or

                                                     (B) one share of Common
Stock if there is no closing of an Initial Public Offering prior to the Deadline and the cancellation of the shares of Series A Common Stock required to be deposited in escrow pursuant to the Agreement dated as of February 17, 1995 is not effective at such time;

                           (ii) Upon and after the conversion provided for in
subparagraph (b)(i), all rights of holders of shares of Series A Common Stock with respect to Series A Common Stock, except the right to receive shares of Common Stock in accordance with this Section, shall cease and the certificates representing the Series A Common Stock will be deemed for all corporate purposes to evidence the shares of Common Stock into which such Series A Common Stock is converted, whether or not the Corporation has received the certificates representing such shares. The authorized shares of Series A Common Stock shall thereafter resume the status of authorized but unissued shares of Common Stock and may be reissued as shares of Common Stock (but not as Series A Common Stock).

                           (iii) Upon such conversion the Corporation shall
issue to each holder of record of Series A Common Stock the number of shares of Common Stock issuable on conversion of the shares of Series A Common Stock held by such holder. However, such conversion shall be effective whether or not certificates representing the Common Stock have been issued to any such holder.

                  (c) Definitions.

                           (i) An "Initial Public Offering" shall mean an
underwritten public offering of the Corporation's Common Stock pursuant to a Registration Statement declared effective under the Securities Act of 1933, as amended (the "Securities Act").

                           (ii) The "Deadline" shall mean September 1, 1995,
provided that if the Corporation has filed a Registration Statement under the Securities Act with respect to a public offering under the Securities Act prior to September 1, 1995, but such Registration Statement has not yet been declared effective on September 1, 1995, the Corporation may extend the Deadline for a period of up to 60 days. The Corporation shall give prompt notice of such extension by certified mail, return receipt requested to each holder of Series A Common Stock.

                  FIFTH:  The Corporation is to have perpetual existence.

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                  SIXTH: Whenever a compromise or arrangement is proposed
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  SEVENTH: The Board of Directors is expressly authorized to adopt, amend or repeal by-laws of the Corporation.

                  EIGHTH: Elections of the directors need not be by written ballot except and to the extent provided by the by-laws of the Corporation.

                  NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                  TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all directors and officers of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall insure to the benefit of the heirs, executors and administrators

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of such a person.

                  ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

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                           VION PHARMACEUTICALS, INC.

             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

                       CLASS A CONVERTIBLE PREFERRED STOCK

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


                  VION PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 3,500,000 shares of Preferred Stock of the Corporation designated as "Class A Convertible Preferred Stock":

                  RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, as amended, a series of Preferred Stock, par value $.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                       Class A Convertible Preferred Stock

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Class A Convertible Preferred Stock" and the number of shares constituting such series shall be 3,500,000.

                  Section 2. Issuance of Additional Shares. The number of authorized shares of the Class A Preferred Stock may be reduced or eliminated by the Board of Directors of the Corporation or a duly-authorized committee thereof in compliance with the General Corporation Law of the State of Delaware stating that such reduction has been authorized, but the number of authorized shares of Class A Preferred Stock shall not, except as contemplated in Section 10(c) be increased nor shall it be decreased to be less than the then outstanding shares of Class A Preferred Stock.

                  Section 3. Certain Definitions. For purposes hereof the following definitions shall apply:

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                  "Board" shall mean the Board of Directors of the Corporation.

                  "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in the State of New York a legal holiday or a day on which banking institutions in the State of New York are authorized by law to close.

                  "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Corporation.

                  "Corporation" shall mean Vion Pharmaceuticals, Inc., a Delaware corporation.

                  "Dividend Payment Date" shall have the meaning assigned to such term in Section 4(a)(i) hereof.

                  "Fair Value" shall have the meaning assigned to such term in
Section 9(j) hereof.

                  "Issuance Date" shall mean the date of original issuance of the Class A Preferred Stock.

                  "Junior Stock" shall mean the Common Stock and any shares of Preferred Stock of any series or class of the Corporation, whether presently outstanding or hereafter issued, which are by their terms expressly made junior to the shares of Class A Preferred Stock at the time outstanding as to the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and are not subject to mandatory redemption or repurchase prior to the date on which no shares of Class A Preferred Stock are outstanding.

                  "Majority of the Class A Preferred Stock" shall mean more than 50% of the outstanding shares of Class A Preferred Stock.

                  "Preferred Stock" shall mean the unclassified Preferred Stock, par value $.01 per share, of the Corporation.

                  "Record Date" shall have the meaning assigned to such term in Section (4)(a)(i) hereof.

                  "Redemption Date" shall have the meaning assigned to such term in Section 7(b) hereof.

                  "Redemption Price" shall have the meaning assigned to such term in Section 7(c) hereof.

                  "Redemption Notice" shall have the meaning assigned to such term in Section 7(d) hereof.

                  "Class A Conversion Ratio" shall have the meaning

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
assigned to such term in Section 9(b) hereof.

                  "Class A Preferred Stock" shall mean the Class A Preferred Stock, par value $.01 per share, of the Corporation.

                  "Special Dividend Date" shall have the meaning assigned to such term in Section 4(a)(ii) hereof.

                  "Subsidiary" shall mean any corporation, limited liability company or other entity, a majority of the voting stock or interest of which is, at the time as of which any determination is being made, owned by the Corporation either directly or through one or more Subsidiaries.

                  "Voting Stock" shall mean any shares having general voting power in electing the Board (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the occurrence of any contingency). The Common Stock and the Class A Preferred Stock are Voting Stock.

                  Section 4. Dividends.

                  (a) Dividends and Distributions. (i) The holders of the outstanding Class A Preferred Stock shall be entitled to receive semi-annual dividends, on a cumulative basis, equal to five percent (5%) (on a per annum basis) of the Class A Preferred Stock held by such holder, payable, in arrears, in additional shares of Class A Preferred Stock. Upon the Dividend Payment Date, to the extent permitted by applicable law, the holder shall be deemed to be the holder of record of the shares of Class A Preferred Stock issuable upon each such semi-annual dividend, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Class A Preferred Stock shall not then have been actually delivered to the holder. Each such dividend described above shall be payable on or about the first day of April and October in each year as fixed by the Board, or such other dates as are fixed by the Board (each a "Dividend Payment Date"), to the holders of record of Class A Preferred Stock at the close of business on or about the 15th day of the month next preceding such first day of April or October, as the case may be, as fixed by the Board (each a "Record Date"). Such dividends shall become payable beginning on the first Dividend Payment Date for which the Record Date is subsequent to the Issuance Date. Dividends payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such period.

                           (ii) In the event that on the date that is
twenty-four (24) months after the Issuance Date (the "Special Dividend Date"), the average closing bid price of the Common Stock for the thirty (30) consecutive trading days immediately preceding the Special Dividend Date (the "Subsequent Trading Price") is less than 100% of the then applicable Conversion Price, then the

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Company shall pay a one time dividend of Class A Preferred Stock for each share of Class A Preferred Stock outstanding equal to the lesser of (a) one share of Class A Preferred Stock or (b)(x) one share of Class A Preferred Stock multiplied by (y) the then applicable Conversion Price divided by the Subsequent Trading Price, minus one; provided, however, that the Company shall have the option of delaying the Special Dividend Date for up to 60 days at its sole discretion and the dividend calculation shall be made as if such date were the Special Dividend Date.

                           (iii) If the Corporation calls the Class A Preferred
Stock for redemption at any time prior to three (3) years from the Issuance Date, the Corporation will pay a one time dividend payable in shares of Class A Preferred Stock equal to fifteen percent (15%) of the Class A Preferred Stock held by such holder which shall be in addition to any cumulative dividends described in subparagraph (i) hereof and any Special Dividend described in subparagraph (ii) hereof. Prior to the Redemption Date, the holder will be entitled to convert such shares of Class A Preferred Stock issuable pursuant to this Section 4(a)(iii).

                  (b) To the extent the amount of any dividend payable to any holder of Class A Preferred Stock does not equal an integral multiple of one share of Class A Preferred Stock, such fractional share shall be rounded up to the next whole integral number of shares.

                  (c) Subject to the prior and superior rights of the holders of any shares of any series or class of capital stock ranking prior and superior to the shares of Class A Preferred Stock with respect to dividends, the holders of shares of Class A Preferred Stock shall be entitled to receive, as, when and if declared by the Board of the Corporation, out of assets legally available for that purpose, dividends or distributions in cash, stock or otherwise.

                  (d) If and when the Corporation shall declare any dividend or distribution on the Common Stock (other than a stock dividend), the Corporation shall, concurrently with the declaration of such dividend or distribution on the Common Stock, declare a like dividend or distribution, as the case may be, on the Class A Preferred Stock in an amount per share equal to (x) the amount of the dividend or distribution per share of Common Stock multiplied by (y) the number of shares of Common Stock into which one share of Class A Preferred Stock is then convertible.

                  (e) Any dividend or distribution payable to the holders of the Class A Preferred Stock pursuant to this Section 4(d) shall be paid to such holders at the same time as the dividend or distribution on the Common Stock by which it is measured is paid.

                  (f) All dividends or distributions declared upon the Class A Preferred Stock shall be declared pro rata per share.

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                  Section 5. Liquidation Rights of Class A Preferred Stock. In
the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Class A Preferred Stock then outstanding shall first be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of Junior Stock, an amount equal to $10.00 per share of Class A Preferred Stock plus an amount equal to all declared and unpaid dividends thereon (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Class A Preferred Stock). Following payment in full of the full preferential amounts set forth in the immediately preceding sentence, the holders of the Class A Preferred Stock shall not be entitled to any further distribution in the event of a Liquidation Event. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Class A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Class A Preferred Stock on the basis of the number of shares of Class A Preferred Stock held. All shares of Class A Preferred Stock shall rank as to payment upon the occurrence of any Liquidation Event above senior to the Common Stock as provided herein and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation's preferred stock.

                  Section 6. Merger, Consolidation.

                  (a) At any time, in the event of:

                           (1) any consolidation or merger of the Corporation
with or into any other corporation or other entity, or any other corporate reorganization or transaction or series of related transactions by the Corporation in which in excess of 50% of the Corporation's voting power is transferred, or

                           (2) a sale or other disposition of all or
substantially all of the assets of the Corporation (any such event in (1) or (2) a "Merger Event"), then:

                           in the case of a Merger Event, the holders of the
Class A Preferred Stock shall receive for each share of Class A Preferred Stock in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation or other entity or person, or a combination thereof, at the closing of any such transaction, an amount equal to $10.00 (subject to appropriate adjustment to reflect any stock split,

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combination, reclassification or reorganization of Class A Preferred Stock) plus an amount equal to all declared and unpaid dividends on such shares; and

                  Such payments shall be made with respect to the Class A Preferred Stock by (i) redemption or purchase of such shares by the Corporation or (ii) purchase or acquisition of such shares by the surviving or acquiring corporation, entity or person immediately upon consummation of the Merger Event. Before any payment or distribution is made to the holders of the Junior Stock, the full preferential amounts stated in this subsection 6(a)(2) shall first be paid to the holders of the Class A Preferred Stock. In the event the full amount of such payment is not paid to the holders of the Class A Preferred Stock upon or immediately prior to such transaction in accordance herewith, then all cash and securities (including, without limitation, debt securities) to be distributed in respect of the proposed transaction shall be distributed ratably among the holders of the Class A Preferred Stock.

                  (b) Any securities or other property to be delivered to the holders of the Class A Preferred Stock or Common Stock pursuant to Section 6(a) hereof above shall be valued as follows:

                           (1) (A) If traded on a securities exchange or quoted
on the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three (3) days prior to the closing;

                               (B) If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                               (C) If there is no active public market, the
value shall be the fair market value thereof, as determined in good faith by the Corporation's Board.

                           (2) All other securities or other property shall be
valued at the fair market value thereof, as determined in good faith by the Corporation's Board.

                  (c) In the event the requirements of Section 6(a) hereof are not complied with, the Corporation shall forthwith either:

                           (1) Cause such Merger Event to be postponed until
such time as the requirements of this Section 6 have been complied with; or

                           (2) Cancel such Merger Event, in which event the
rights, preferences and privileges of the holders of the Class A Preferred Stock shall revert to and be the same as such rights,

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
preferences and privileges existing immediately prior to the date of the first notice referred to in Section 6(d) hereof.

                  (d) The Corporation shall give each holder of record of Class A Preferred Stock written notice of such impending transaction not later than thirty (30) days prior to the shareholders' meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 6, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than thirty (30) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a Majority of the Class A Preferred Stock.

                  (e) The provisions of this Section 6 are in addition to the protective provisions of Section 10 hereof.

                  (f) A consolidation or merger of the Corporation with or into another corporation, other than in a transaction described in this Section 6, shall not be considered a Merger Event and accordingly the Corporation shall make appropriate provision to ensure that the terms of this Certificate of Designations survive such transaction.

                  Section 7. Redemption.

                  (a) Restriction on Redemption and Purchase. Except as expressly provided in this Section 7, the Corporation shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Class A Preferred Stock.

                  (b) Optional Redemption. At any time, beginning six (6) months after the Issuance Date, the Corporation may, at its option, redeem for cash the Class A Preferred Stock in whole, but not in part, at the Redemption Price hereinafter specified, in the event that the closing bid price of the Corporation's Common Stock for twenty (20) trading days in any thirty trading
(30) day period, exceeds [insert price which is 150% of the closing bid price on the Issuance Date]. The Corporation shall not redeem Class A Preferred Stock or give notice of any redemption unless the Corporation has sufficient and lawful funds to redeem all of the then outstanding Class A Preferred Stock. The date on which the Class A Preferred Stock is to be redeemed pursuant to this Section 7(b) is herein called the "Redemption Date." If the Corporation redeems the Class A Preferred Stock at any time prior to three (3) years from the Issuance Date, the Corporation will pay an additional dividend pursuant to Section 4(a)(iii).

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                  The "closing bid price" for each trading day shall be the
reported closing bid price on the NASDAQ Small-Cap Market or the NASDAQ National Market System (collectively referred to as, "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the closing bid price in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of the Corporation in good faith. "Trading day" shall mean a day on which the national securities exchange or NASDAQ used to determine the closing bid price is open for the transaction of business or the reporting of trades or, if the closing bid price is not so determined, a day on which NASDAQ is open for the transaction of business.

                  (c) Redemption Price. The Redemption Price of the Class A Preferred Stock (the "Redemption Price") shall be an amount per share equal to $10.00 (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Class A Preferred Stock) plus all declared and unpaid dividends thereon, to and including the Redemption Date.

                  (d) Redemption Notice. The Corporation shall, not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date, give written notice ("Redemption Notice") to each holder of record of Class A Preferred Stock to be redeemed. The Redemption Notice shall state:

                           (1) that all of the outstanding shares of Class A
                  Preferred Stock are to be redeemed and the total number of shares being redeemed;

                           (2) the number of shares of Class A Preferred Stock
                  held by the holder which the Corporation intends to redeem;

                           (3)  the Redemption Date and Redemption Price;

                           (4) that the holder's right to convert the Class A
                  Preferred Stock into shares of the Common Stock as provided in
                  Section 9 hereof will terminate on the Redemption Date; and

                           (5) the time, place and manner in which the holder is
                  to surrender to the Corporation
                  the certificate or certificates representing the shares of Class A Preferred Stock to be redeemed.

                  (e) Payment of Redemption Price and Surrender of Stock. On the Redemption Date, the Redemption Price of the Class A Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Class A Preferred Stock. On or before 5:00 p.m. New York City time on the Redemption Date, each holder of Class A Preferred Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 9 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person or entity whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

                  (f) Termination of Rights. If the Redemption Notice is duly given, and, if at least ten (10) days prior to the Redemption Date, the Redemption Price is either paid or made available for payment through the arrangement specified in subsection (g) below, then notwithstanding that the certificates evidencing any of the shares of Class A Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor or (ii) the right to receive shares of Common Stock upon exercise of the conversion rights provided in Section 9 hereof on or before the Redemption Date.

                  (g) Deposit of Funds. At least ten (10) days prior to the Redemption Date, the Corporation shall deposit with any bank or trust company in New York, New York, a sum equal to the aggregate Redemption Price of all shares of the Class A Preferred Stock scheduled to be redeemed or called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares of Class A Preferred Stock to the holders thereof, and from and after the date of such deposit (even if prior to the Redemption Date), the shares of Class A Preferred Stock shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares of Class A Preferred Stock and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares of Class A Preferred Stock, without interest, upon surrender of their certificates therefor or the right to convert such shares of Class A Preferred Stock into shares of Common Stock as provided in Section 9 hereof. Any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which time the holders of shares of Class A Preferred Stock called for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.

                  Section 8.  Voting Rights.

                  (a) Class A Preferred Stock. Each holder of shares of Class A Preferred Stock shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which the shares of Class A Preferred Stock of such holder could be converted, pursuant to the provisions of Section 9 hereof, at the record date for the determination of the shareholders entitled to vote on such matters.

                  (b) Voting Together. Except as otherwise expressly provided herein or as required by law, the holders of Class A Preferred Stock and Common Stock shall vote together and not as separate classes.

                  (c) Amendment of Conversion Terms of Class A Preferred Stock. Without the approval by the holders of a Majority of the Class A Preferred Stock, the Corporation will not (i) change by amendment the Restated Certificate of Incorporation of the Corporation or the terms and provisions of the Class A Preferred Stock which adversely affects the rights and preferences of the holders of the Class A Preferred Stock nor (ii) authorize the issuance of capital stock ranking senior to the Class A Preferred Stock.

                  Section 9. Conversion. The holders of Class A Preferred Stock shall have the following conversion rights:

                  (a) Right to Convert. The shares of Class A Convertible Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation at any time prior to the Redemption Date, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided.

                  (b) Class A Conversion Price. The shares of Class A Convertible Preferred Stock shall be convertible initially at the ratio of
2.777777 shares of Common Stock for each full share of Class A Convertible Preferred Stock and shall be subject to adjustment as provided herein (the "Class A Conversion Ratio"). The initial conversion price per share of Common Stock is $3.60 and shall be subject to adjustment as provided herein (the "Conversion Price"). For purposes of this resolution, the "Class A Conversion Ratio" applicable to a share of Class A Convertible

Preferred Stock shall be the number of shares of Common Stock and number or amount of any other securities and property as hereinafter provided into which a share of Class A Preferred Stock is then convertible and shall be determined by dividing the then existing Conversion Price into $10.00.

                  (c) Mechanics of Conversion. Each holder of Class A Preferred Stock that desires to convert its shares of Class A Preferred Stock into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class A Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Class A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class A Preferred Stock to be converted, and the person or entity entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. In the event that a notice to convert is given following a notice of a Merger Transaction, Liquidation Event or a Redemption but prior to the consummation of one of the foregoing events and such event is not consummated, the conversion shall, at the option of the holder of the Class A Preferred Stock who tendered for conversion, be voidable and such holder shall have the right to maintain ownership of the shares of Class A Preferred Stock tendered for conversion, provided that the holder shall have notified the Corporation accordingly within sixty (60) days after such failure to consummate the event.

                  (d) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Issuance Date effects a subdivision of the outstanding Common Stock, the Class A Conversion Ratio then in effect immediately before that subdivision shall be proportionately increased, and conversely, if the Corporation at any time or from time to time after the Issuance Date combines the outstanding shares of Common Stock into a smaller number of shares, the Class A Conversion Ratio then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (e) Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Class A Conversion

Ratio then in effect shall be increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Class A Conversion Ratio then in effect by a fraction
(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that, if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Class A Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Class A Conversion Ratio shall be adjusted pursuant to this subsection (e) as of the time of actual payment of such dividends or distributions.

                  (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Class A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their shares of Class A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period subject to all other adjustments called for during such period under this
Section 9.

                  (g) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Issuance Date, the Common Stock issuable upon the conversion of the Class A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 9), then and in any such event each holder of Class A Preferred Stock shall have the right thereafter to convert such Class A Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Class A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  (h) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Issuance Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 9) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person (other than as provided for in Section 6), then, as part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Class A Preferred Stock shall thereafter be entitled to receive upon conversion of the Class A Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 9 with respect to the rights of the holders of the Class A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 9 (including adjustment of the Class A Conversion Ratio then in effect and the number of shares purchasable upon conversion of the Class A Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

                  (i) Adjustment for Issuances. If at any time or from time to time after the Issuance Date, the Corporation shall issue or sell Common Stock or rights, options, warrants or other securities convertible into Common Stock, excluding those rights, options, warrants or other securities convertible into Common Stock outstanding as of the Issuance Date, at a price per share which is lower than both (A) the then effective Conversion Price and (B) the average closing bid price (as defined in Section 7(b)) for the thirty (30) consecutive trading days immediately prior to such issuance, then the conversion ratio shall be increased by multiplying the conversion ratio theretofore in effect by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares, rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at the then effective Conversion Price, provided, however, that no such adjustment shall be made which results in a decrease in the conversion ratio. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities. Notwithstanding the foregoing, no adjustment will be required on account of (i) the exercise of any of the options presently outstanding under the Company's Amended and Restated 1993 Stock Option Plan (the "Plan") for officers, directors and certain other key personnel of the Company or (ii) the issuance or exercise of any other securities which may hereafter be granted or exercised under the Plan or under any other employee benefit plan of the Company.

                  (j) Adjustment for Distributions. If at any time or from time to time after the Issuance Date, the Corporation shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subparagraphs (f) and (i) above), then in each case the conversion ratio shall be increased by multiplying the conversion ratio theretofore in effect by a fraction, of which the numerator shall be the then Fair Value on the date of such distribution, and of which the denominator shall be such Fair Value on such date minus the then Fair Value (as so determined) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share, provided, however, that no such adjustment shall be made which results in a decrease in the conversion ratio. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution. "Fair Value" shall equal the average closing bid price for the thirty (30) consecutive trading days immediately prior to the date of distribution multiplied by the then current conversion ratio.

                  (k) Adjustment for Expirations. Upon the expiration of any rights, options, warrants or conversion privileges, the issuance of which necessitated an adjustment to the conversion ratio as set forth herein, if such shall not have been exercised, then the conversion ratio shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised.

                  (l) Certificate of Adjustment. In each case of an adjustment or readjustment of the Class A Conversion Ratio, the Corporation, at its expense, shall cause its Chief Financial Officer or Chief Accounting Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by certified mail, return receipt requested, postage prepaid, to each registered holder of the Class A Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the Class A Conversion Ratio at the time in effect and (2) the type and amount, if any, of other property which at the time would be received upon conversion of the Class A Preferred Stock.

                  (m) Notices of Record Date. In the event (i) that the Corporation fixes a date for determination of stockholders of record of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) of any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation or other entity, or any transfer of all or substantially all of the assets of the Corporation to any other person or entity or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Class A Preferred Stock at least thirty (30) days prior to the record date specified therein, or, if applicable, the effective date of such transaction or event specified therein, a notice specifying (1) the record date for the purpose of determining the stockholders who are entitled to receive such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, or (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                  (n) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Class A Preferred Stock. To the extent the amount of any share of Common Stock payable to any holder of Class A Preferred Stock does not equal an integral multiple of one share of Common Stock, such fractional share shall be rounded up to the next whole integral number of shares.

                  (o) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times following the date which is ninety (90) days after the Issuance Date, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class A Preferred Stock.

                  (p) Notices. Any notice required or permitted by this Section 9 or any other provision hereof to be given shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record of Class A Preferred Stock at the address of such holder appearing on the books of the Corporation, or (ii) to the Corporation at 4 Science Park, New Haven, CT, 06511 or (iii) to the Corporation or any such holder, at any other address for the giving of notice specified in a written notice given to the other.

                  (q) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Class A Preferred Stock, including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Class A Preferred Stock so converted were registered.

                  (r) No Amendment or Impairment. The Corporation shall not amend its Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Class A Preferred Stock against impairment.

                  Section 10. Restrictions and Limitations. So long as any shares of Class A Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the vote or written consent by the holders of a Majority of the Class A Preferred Stock:

                  (a) Redeem, purchase or otherwise acquire for value, any share or shares of Class A Preferred Stock, otherwise than by redemption in accordance with Section 7 hereof, or any warrant, option or right to purchase any Class A Preferred Stock;

                  (b) Declare or pay any dividends on or declare or make any other distribution, direct or indirect (other than a dividend payable solely in shares of Common Stock), on account of the Junior Stock or set apart any sum for any such purpose;

                  (c) Increase (other than by redemption or conversion) the total number of authorized shares of Class A Preferred Stock; or

                  (d) Take any action which would result in taxation of the holders of Class A Preferred Stock under Section 305 of the Internal Revenue Code of 1986 (or any comparable provision of the Internal Revenue Code of 1986 as hereafter from time to time amended).

                  Section 11. No Reissuance of Class A Preferred Stock. No share or shares of Class A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

                  Section 12. Outstanding Shares. For purposes of this Certificate of Designations, all shares of Class A Preferred Stock shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Class A Preferred Stock, all shares of Class A Preferred Stock converted into Common Stock, (ii) from the date of registration of transfer, all shares of Class A Preferred Stock held of record by the Corporation or any subsidiary of the Corporation and (iii) any and all shares of Class A Preferred Stock held in escrow prior to delivery of such stock by the Corporation to the initial beneficial owners thereof.

                  Section 13. Status of Acquired Shares. Shares of Class A Preferred Stock received upon conversion pursuant to Section 9 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Class A Preferred Stock.

                  Section 14. Preemptive Rights. The Class A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

                  Section 15. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                          CERTIFICATE OF DESIGNATION OF
                       CLASS B CONVERTIBLE PREFERRED STOCK

                                       OF

                           VION PHARMACEUTICALS, INC.

It is hereby certified that:

         1. The name of the Company (hereinafter called the "Company") is Vion Pharmaceuticals, Inc., a Delaware corporation.

         2. The certificate of incorporation of the Company authorizes the issuance of Five million (5,000,000) shares of preferred stock, $.01 par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

         3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Class B issue of Preferred Stock:

         RESOLVED, that five thousand (5,000) of the five million (5,000,000) authorized shares of Preferred Stock of the Company shall be designated Class B Convertible Preferred Stock, $.01 par value per share, and shall possess the rights and preferences set forth below:

         Section 1. Designation and Amount. The shares of such series shall have a par value of $.01 per share and shall be designated as Class B Convertible Preferred Stock (the "Class B Preferred Stock") and the number of shares constituting the Class B Preferred Stock shall be five thousand (5,000). The Class B Preferred Stock shall be offered at a purchase price of One Thousand Dollars ($1,000) per share (the "Original Class B Issue Price"), with an eight percent (8%) per annum accretion rate as set forth herein.

         Section 2. Rank. The Class B Preferred Stock shall rank: (i) junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Class B Preferred Stock (collectively, the "Senior Securities"); (ii) prior to all of the Company's Common Stock, $.01 par value per share ("Common Stock"); (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Class B Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); and (iv) on parity with the Company's Class A Preferred Stock and any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Class B Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

         Section 3. Dividends. The Class B Preferred Stock will bear no cash dividends, and the holders of the Class B Preferred Stock ("Holders") shall not be entitled to receive cash dividends on the Class B Preferred Stock. The Class B Preferred Stock shall bear Special Dividends, if applicable, upon conversion in accordance with the terms of Section 5 herein below.

         Section 4. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Company ("Liquidation Event"), either voluntary or involuntary, the then Holders of shares of Class B Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the sum of
(i) the Original Class B Issue Price for each outstanding share of Class B Preferred Stock and (ii) an amount equal to eight percent (8%) of the Original Class B Issue Price, per annum, accruing daily, for the period that has passed since the date of the Closing (as defined in the Regulation D Subscription Agreement by and between the Holders and the Company dated on or about August 20, 1997) (the "Closing") of the purchase of such Holder's shares of Class B Preferred Stock from the Company (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Class B Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Class B Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Class B Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

                  (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation including any duly adopted certificate(s) of designation.

                  (c) At each Holder's option, a sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of shall be deemed to be a Liquidation Event as defined in Section 4(a); provided further that (i) a consolidation, merger, acquisition, or other business combination of the Company with or into any other publicly traded company or companies (or in which the Company is the surviving entity and remains a publicly traded Company) shall not be treated as a Liquidation Event as defined in Section 4(a) but instead shall be treated pursuant to Section 5(d) hereof, and (ii) a consolidation, merger, acquisition, or other business combination of the Company with or into any other non-publicly traded company or companies shall be treated as a Liquidation Event as defined in Section 4(a). The Company shall not effect any transaction described in this subsection 4(c) unless it first gives thirty (30) days prior notice of such transaction (during which time the Holder shall be entitled to immediately convert any or all of its shares of Class B Preferred Stock into Common Stock ("Conversion Shares") and Special Dividend Stock (as defined below), notwithstanding the Special Dividend Quota (as defined below); provided however, that, for purposes of calculating the Conversion Trading Price (as defined in Section 5(a)) with respect to conversions occurring after the Company gives such notice, AX@ shall equal eighty percent (80%)).

                  (d) In the event that, immediately prior to the closing of a transaction described in Section 4(c) which would constitute a Liquidation Event, the cash distributions required by Section 4(a) or Section 6 have not been made, the Company shall either: (i) cause such closing to be postponed until such cash distributions have been made, or (ii) cancel such transaction, in which event the rights of the Holders of Class B Preferred Stock shall be the same as existing immediately prior to such proposed transaction.

         Section 5. Conversion. The record Holder(s) of this Class B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. The record Holder(s) of the Class B Preferred Stock shall be entitled to convert, subject to the Company's right of Redemption Upon Receipt of Notice of Conversion set forth in Section 6(a) herein below, any or all the shares of the Class B Preferred Stock on or after the Last Closing Date at any time and from time to time, as defined below, at the office of the Company into that number of fully-paid and non-assessable shares of Common Stock calculated in accordance with the following formula (the "Conversion Rate"):

         Number of shares of Common Stock issued upon conversion of one (1) share of Class B Preferred Stock =

                         [(.08) (N/365) (1,000)] + 1,000
                         -------------------------------
                             Fixed Conversion Price


         where,

         ! N= the number of days between (i) the date of the Closing of the sale of the shares of Class B Preferred Stock for which conversion is being elected, and (ii) the applicable Date of Conversion (as defined in Section 5(b)(iv) below) for the shares of Class B Preferred Stock for which conversion is being elected,

         ! Fixed Conversion Price = 100% of the average Closing Bid Price, as defined below, for the thirty (30) trading days ending on the Last Closing Date, which is $4.065,

         !"Last Closing Date" shall mean the date of the last Closing of a purchase and sale of the Class B Preferred Stock that occurs pursuant to the offering of the Class B Preferred Stock by the Company,

         and

         ! "Closing Bid Price" shall mean the closing bid price of the Company's Common Stock on the Nasdaq Small Cap Market, or if no longer traded on the Nasdaq Small Cap Market, the closing bid price on the principal national securities exchange or the over-the-counter market on which the Common Stock is so traded and if not available, the mean of the high and low prices on the principal national securities exchange or the National Market System on which the Common Stock is so traded.

         In the event that on any Date of Conversion (as defined in Section 5(b)(iv) below), the Conversion Trading Price (as defined below) is less than the Fixed Conversion Price (each a "Special Dividend Date"), then the Company shall pay to the Holder consummating a conversion of Class B Convertible Stock a special dividend ("Special Dividend") of a number of shares of Class C Preferred Stock ("Special Dividend Stock") equal to (the "Special Dividend Rate"):

                  [A/B  - 1] x  C;
where,

         A = the Fixed Conversion Price
         B = the Conversion Trading Price,
         C = the number of shares of Class B Preferred Stock converted, and "Conversion Trading Price" shall mean X% multiplied by the average Closing Bid Price, as that term is defined above, of the Company's Common Stock for the ten (10) trading days immediately preceding the Date of Conversion, as defined below, where X is determined as follows:

            No. Months Between Last
         Closing Date and Date of Conversion                   "X"
         -----------------------------------                   ---
         4 months - 6 months                                   90%
         6 months and 1 day - 9 months                         85%
         more than 9 months                                    80%

The Class C Preferred Stock shall be convertible at the Fixed Conversion Price (either simultaneously with the shares of Class B Convertible Stock, the conversion of which caused the issuance of such Class C Preferred Stock, or thereafter) and shall not be entitled to Special Dividends.

Notwithstanding the above, unless otherwise indicated herein, the Holder shall not receive a Special Dividend with respect to shares of Class B Preferred Stock to the extent that an amount of Class B Preferred Stock in excess of the Special Dividend Quota (as defined below) has been previously converted in conversions resulting in the issuance of Special Dividends. For purposes hereof, the "Special Dividend Quota" is the maximum aggregate amount of Class B Preferred Stock which will receive Special Dividends upon conversion through a given date, stated as a percentage of the aggregate principal amount of the Class B Preferred Stock issued to such Holder, as follows:

                             No. Months Between Last                     Aggregate "Special
                       Closing Date and Date of Conversion                Dividend Quota"
                       -----------------------------------                ---------------
                           Last Closing Date - 4 months                          0%
                           4 months and 1 day - 5 months                        15%
                           5 months and 1 day - 6 months                        30%
                           6 months and 1 day - 7 months                        45%
                           7 months and 1 day - 8 months                        60%
                           8 months and 1 day - 9 months                        75%
                           9 months and 1 day - 10 months                       90%
                           10 months and 1 day +                                100%


Conversions that do not result in the issuance of Special Dividends are not counted toward the Special Dividend Quota. Notwithstanding the Special Dividend Quota, a Holder is entitled to convert up to one hundred percent (100%) of the Class B Preferred Stock, or any portion thereof, into Common Stock any time (i) on or after the Last Closing Date, although the amount converted (to the extent that such aggregate amounts converted receive Special Dividends) in excess of the Special Dividend Quota shall not be entitled to Special Dividends, or (ii) after any voluntary or involuntary bankruptcy or similar filing is commenced with respect to the Company, or any appointment of a receiver or custodian with respect to the Company or (iii) any merger or consolidation of the Company or any sale of all or substantially all of the Company's assets or any change of majority voting control of the Company in one or any series of transactions.

         For purposes hereof, any Holder which acquires shares of Class B Preferred Stock from another Holder (the "Transferor") and not upon original issuance from the Company shall be entitled to exercise its conversion right as to the percentages of such shares specified under Section 5(a) in such amounts and at such times such that the number of shares eligible for Special Dividends upon conversion by such Holder at any time shall be in the same proportion to the Special Dividend Quota that the number of shares of Class B Preferred Stock acquired by such Holder from its Transferor bears to the total number of shares of Class B Preferred Stock originally issued by the Company to such Transferor (or its predecessor Transferor).

                  (b) Mechanics of Conversion. In order to convert Class B Preferred Stock into full shares of Common Stock, the Holder shall (i) send via facsimile, on or prior to 11:59 p.m., New York City time (the "Conversion Notice Deadline") on the Date of Conversion, a copy of the fully executed notice of conversion ("Notice of Conversion") to the Company at the office of the Company stating that the Holder elects to convert, which notice shall specify the Date of Conversion, the number of shares of Class B Preferred Stock and Special Dividend Stock (if any) to be converted, the applicable Conversion Trading Price and a calculation of the number of shares of Common Stock and Special Dividend Stock (if any) issuable upon such conversions (together with a copy of the front page of each certificate to be converted) and (ii) surrender to a common courier for delivery to the office of the Company, the original certificates representing the Class B Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for transfer; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock and Special Dividend Stock (if applicable) issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Company as provided above, or the Holder notifies the Company that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). Unless otherwise noted in writing by the Holder, any Notice of Conversion tendered to the Company for conversion of Class B Preferred Stock shall be deemed to be a validly tendered Notice of Conversion for conversion of the Class C Preferred Stock issued or issuable upon conversion of such Class B Preferred Stock. Upon receipt by the Company of a facsimile copy of a Notice of Conversion, the Company shall immediately send, via facsimile, a confirmation of receipt of the Notice of Conversion to Holder which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Company whom the Holder should contact regarding information related to the Conversion. In the case of a dispute as to the calculation of the Conversion Rate or the Special Dividend Rate (if applicable), the Company shall, within the time period required under Section 5(b)(ii) below, issue to the Holder the number of Shares that are not disputed and shall submit the disputed calculations to its outside accountant via facsimile within three
(3) days of receipt of Holder's Notice of Conversion. The Company shall cause the accountant to perform the calculations and notify the Company and Holder of the results no later than two business days from the time it receives the disputed calculations. Accountant's calculation shall be deemed conclusive absent manifest error.

                           (i) Lost or Stolen Certificates. Upon receipt by the
Company of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Class B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if Holder contemporaneously requests the Company to convert such Class B Preferred Stock into Common Stock.

                           (ii) Delivery of Common Stock Upon Conversion. The
Company shall, no later than the close of business on the second (2nd) business day (the "Deadline") after receipt by the Company of a facsimile copy of a Notice of Conversion and receipt by Company of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost or destroyed certificates, if required), and/or shall cause the transfer agent for its Common Stock (the "Transfer Agent") to issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two (2) day delivery to the Holder at the address of the Holder as shown on the stock records of the Company a certificate for the number of shares of Common Stock and the Company shall issue Special Dividend Stock (if any) to which the Holder shall be entitled as aforesaid.

                           (iii) No Fractional Shares. If any conversion of the
Class B Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, in the aggregate, shall be the next higher number of shares.

                           (iv) Date of Conversion. The date on which conversion
occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is sent via facsimile to the Company before 11:59 p.m., New York City time, on the Date of Conversion, and (ii) that the original Preferred Stock Certificates representing the shares of Class B Preferred Stock to be converted are surrendered by depositing such certificates with a common courier, for delivery to the Company as provided above, as soon as practicable after the Date of Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Date of Conversion.

                  (c) Automatic Conversion or Redemption. Each share of Class B Preferred Stock outstanding on the date which is two (2) years after the Last Closing Date or, if not a business day, the first business day thereafter ("Termination Date") automatically shall, at the option of the Company, either
(i) provided that there has been no uncured Event of Default, be converted ("Automatic Conversion") into Common Stock on such date at the Conversion Rate then in effect (calculated in accordance with the formula in Section 5(a) above), and shall receive a Special Dividend (if any) based upon the Special Dividend Rate then in effect, which Special Dividend Stock shall also be simultaneously converted into Common Stock, where the Termination Date shall be deemed the Date of Conversion with respect to such conversion for purposes of this Certificate of Designation; or (ii) be redeemed ("Automatic Redemption") by the Company for cash in an amount equal to the 125% times the Total Value (as defined in Section 6(a)(i) below) of the shares of Class B Preferred Stock being redeemed. If the Company elects to redeem, on the Termination Date under this subsection, the Company shall send to the Holders of outstanding Class B Preferred Stock notice (the "Automatic Redemption Notice"), via facsimile, no later than the business day preceding the Termination Date, of its intent to effect an Automatic Redemption of the outstanding Class B Preferred Stock on the Termination Date. If the Company does not send such notice to Holder by such date, an Automatic Conversion shall be deemed to have occurred. If an Automatic Conversion occurs, the Company and the Holders shall follow the applicable conversion procedures set forth in this Certificate of Designation; provided, however, that the Holders are not required to send the Notice of Conversion contemplated by Section 5(b). If the Company elects to redeem under this subsection, each Holder of Class B Preferred Stock which has not been converted and remains outstanding as of the Termination Date shall send their certificates representing the Class B Preferred Stock to the Company within five (5) business days of the Termination Date, and the Company shall pay the applicable redemption price to each respective Holder within five (5) days of the receipt of such certificates. The Company shall not be obligated to deliver the redemption price unless the certificates representing the Class B Preferred Stock are delivered to the Company, or, in the event one or more certificates have been lost, stolen, mutilated or destroyed, unless the Holder has complied with Section 5(b)(i). If the Company elects to redeem under this Section 5(c) and the Company fails to pay the Holders the redemption price within five (5) business days of its receipt of the certificates representing the shares of Class B Preferred Stock to be redeemed as required by this Section 5(c), then an Automatic Conversion shall be deemed to have occurred and, upon receipt of the Preferred Stock certificates, the Company shall immediately deliver to the Holders the certificates representing the number of shares of Common Stock and Special Dividend Stock (if any) to which the Holders would have been entitled upon Automatic Conversion of the Class B Preferred Stock, where the number of shares of Special Dividend Stock issuable is calculated using the lowest Conversion Trading Price (as defined in Section 5 hereof) in effect during the period beginning on the Termination Date and ending on the date the Company or its Transfer Agent issues Common Stock and Special Dividend Stock (if any) pursuant to this Section 5(c). Nothing in this
Section 5(c) shall be construed to limit Holder's ability to pursue Holder's rights under Section 13 hereof. At each Holder's option, upon written notice from the investor no later than five (5) business days prior to the original Termination Date, the Termination Date shall be delayed for the aggregate number of days during which there is continuing one or more Events of Default or a Conversion Failure anytime during the term of the Class B Preferred Stock.

                  (d) Adjustment to Conversion Rate.

                           (i) Adjustment to Fixed Conversion Price Due to Stock
Split, Stock Dividend, Etc. If, prior to the conversion of all of the Class B Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.

                           (ii) Adjustment to Conversion Trading Price. If, at
any time when any shares of the Class B Preferred Stock are issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, or other similar event, which event shall have taken place during the reference period for determination of the Conversion Trading Price for any conversion of the Class B Preferred Stock, then the Conversion Trading Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all ten (10) trading days immediately preceding the Date of Conversion.

                           (iii) Adjustments.

                                    (A) Adjustment Due to Merger, Consolidation,
Etc. If, prior to the conversion of all Class B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company's assets or there is a change of control transaction not deemed to be a liquidation pursuant to Section 4(c), then the Holders of Class B Preferred Stock shall thereafter have the right to receive upon conversion of Class B Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Holder would have been entitled to receive in such transaction had the Class B Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Class B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Trading Price and of the number of shares issuable upon conversion of the Class B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 5(d)(iii) unless (a) it first gives at least thirty (30) days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event (during which time the Holder shall be entitled to convert its shares of Class B Preferred Stock into Common Stock and Special Dividend Stock (notwithstanding the Special Dividend Quota), and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of the Company under this Certificate of Designation including this subsection 5(d)(iii).

                                    (B) Adjustment Due to Distribution. If at
any time after the Last Closing Date, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to Holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of any other public or private company, including but not limited to a subsidiary or spin-off of the Company (a "Distribution"), then the Holders of Class B Preferred Stock shall be entitled, upon any conversion of shares of Class B Preferred Stock or conversion of Special Dividend Stock (if any) issuable upon a subsequent conversion of Class B Preferred Stock, in each case after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion of Class B Preferred Stock and upon conversion of Special Dividend Stock (if any), issuable upon such conversion of Class B Preferred Stock, had such Holder been the holder of such shares of Common Stock on the record date for determination of shareholders entitled to such Distribution.

                           (iv) (A) Adjustment Due to Issuances of Other
Securities. If at any time or from time to time after the Last Closing Date, the Company shall issue or sell Common Stock or rights, options, warrants or other securities convertible into Common Stock (excluding those rights, options, warrants or other securities convertible into no more than 18,000,000 shares of Common Stock outstanding as of the Last Closing Date or underlying such securities and future ordinary 5% annual dividends on its Class A Convertible Preferred Stock), at a price per share which is lower than the then effective Fixed Conversion Price, then the Conversion Rate and the Special Dividend Rate shall each be increased by multiplying the Conversion Rate and Special Dividend Rate theretofore in effect by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares, rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at the then effective Fixed Conversion Price, provided, however, that no such adjustment shall be made which results in a decrease in the Conversion Rate or Special Dividend Rate. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities. Notwithstanding the foregoing, no adjustment will be required on account of (i) the exercise of any of the options presently outstanding under the Company's Amended and Restated 1993 Stock Option Plan (the "Plan") for officers, directors and certain other key personnel of the Company, or (ii) the issuance or exercise of any other securities which may hereafter be granted or exercised under the Plan or under any other employee benefit plan of the Company, but only to the extent that all shares of Common Stock issued or issuable pursuant to such plan or plans do not exceed 4,000,000 shares, as such number may be appropriately adjusted for dilutive events; or (iii) shares issued in an underwritten public offering.

                                    (B) Adjustment Due to Expired and
Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise, conversion or exchange of any rights, options, warrants or convertible securities (collectively, "Convertible Securities") is not, in fact, issued and the rights to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Rate and Special Dividend Rate then in effect will be readjusted to the Conversion Rate and Special Dividend Rate which would have been in effect at the time of such expiration or termination had such Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                           (v) No Fractional Shares. If any adjustment under
this Section 5(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

                  (e) No Five Percent Holders. Notwithstanding anything to the contrary contained herein, the Class B Preferred Stock shall not be convertible by a Holder or at the Termination Date to the extent (but only to the extent) that, if converted by such Holder or at the Termination Date, the Holder would beneficially own in excess of 4.9% of the then outstanding shares of Common Stock of the Company (the "4.9% Limitation"), provided, however, that such limitation shall not apply to conversions tendered in anticipation of or following a merger, acquisition, or other business combination involving the Company or pursuant to bankruptcy or insolvency proceedings. To the extent this limitation applies, the determination of whether Class B Preferred Stock shall be convertible (vis-a vis other securities owned by such Holder) and of which Class B Preferred Stock shall be converted shall be in the sole discretion of the Holder and submission of the Class B Preferred Stock for conversion shall be deemed to be the Holder's determination of whether such Class B Preferred Stock is convertible, subject to such aggregate percentage limitations. For the purposes of this subparagraph, beneficial ownership and all calculations, including without limitation, with respect to calculations of percentage ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the Regulations thereunder. Notwithstanding the foregoing, each Holder shall have the right to waive such restriction or increase such percentage upon sixty one (61) days' prior notice to the Company and to decrease any such percentage immediately upon written notice to the Company. No transferee of Class B Preferred Stock shall be bound by such restriction unless the transferee expressly so agrees.

         Section 6. Redemption by Company.

                  (a) Company's Right to Redeem Upon Receipt of Notice of Conversion. If the Conversion Trading Price of the Company's Common Stock is less than the Fixed Conversion Price (as defined in Section 5(a)), at the time of receipt of a Notice of Conversion pursuant to Section 5(b), the Company shall have the right, in its sole discretion, to redeem in whole or in part any Class B Preferred Stock submitted for conversion at the Redemption Rate (as defined below), immediately prior to and in lieu of conversion ("Redemption Upon Receipt of Notice of Conversion"). If the Company elects to redeem some, but not all, of the Class B Preferred Stock submitted for conversion, the Company shall redeem from among the Class B Preferred Stock submitted by the various shareholders for conversion on the applicable date, a pro-rata amount from each such Holder so submitting Class B Preferred Stock for conversion.

                           (i) Redemption Price Upon Receipt of a Notice of
Conversion. The redemption rate of Class B Preferred Stock under this Section 6(a) shall be calculated as follows ("Redemption Rate"):

                     No. Months Between Last
                  Closing and Date of Conversion                                 Redemption Rate
                  ------------------------------                                 ---------------
                  4 months - 6 months                                           Total Value x 1.110
                  6 months and 1 day - 9 months                                 Total Value x 1.176
                  more than 9 months                                            Total Value x 1.250

where,

         "Total Value" shall mean the Stated Value of the Class B Preferred Stock being redeemed, plus liquidated damages, Conversion Failure Payments, Late Registration Payments and any other cash payments then due from the Company and then unpaid, where "Stated Value" shall mean the Original Class B Issue Price (as defined in Section 1) of each share of Class B Preferred Stock, together with the accreted but unpaid Premium (as defined in Section 4(a)).


                           (ii) Mechanics of Redemption Upon Receipt of Notice
of Conversion. The Company shall effect each such redemption by giving notice of its election to redeem, by facsimile, by 5:00 p.m. New York City time the next business day following receipt of a Notice of Conversion from a Holder, and the Company shall provide a copy of such redemption notice by overnight or two (2) day courier, to the Holder of the Class B Preferred Stock submitted for conversion at the address and facsimile number of such Holder appearing in the Company's register for the Class B Preferred Stock. Such redemption notice shall indicate whether the Company will redeem all or part of the Class B Preferred Stock submitted for conversion and the applicable redemption price.

                           (iii) Redemption Buy-In. If (i) on the same date as
or subsequent to the tender of a Notice of Conversion, but prior to its receipt of a Notice of Redemption Upon Notice of Conversion, the Holder sells shares of Common Stock which such Holder anticipated receiving upon such conversion and upon conversion of the Special Dividend Stock which Holder expected to receive upon such conversion (collectively, the "Redemption Sold Shares"), (ii) the Company effects a Redemption Upon Receipt of Notice of Conversion with respect to such conversion, and (iii) the Holder purchases (in an open market transaction), no later than the close of trading on the trading day following its receipt of the Notice of Redemption Upon Notice of Conversion (or as soon as trading volume of the Common Stock reasonably permits), shares of Common Stock to make delivery upon the sale of the Redemption Sold Shares (a "Redemption Buy-In"), the Company shall pay such Holder (in addition to the applicable Redemption Rate) (within two (2) business days following receipt of written notice of a claim pursuant to this Section 6(a)(iii)) the amount by which (x) such Holder's total purchase price (including brokerage commission, if any) for the shares of Common Stock purchased in the Redemption Buy-In exceeds (y) the net proceeds received by such Holder from the sale of the Redemption Sold Shares. For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Redemption Buy-In with respect to shares of Common Stock sold for $10,000, the Company will be required to pay (within two (2) business days following receipt of written notice of a claim pursuant to this Section 6(a)(iii)) such Holder $1,000. A Holder shall provide the Company written notification (and trading records, if reasonably requested by the Company) indicating any amounts payable to Holder pursuant to this Section.

                  (b) Company's Right to Redeem at its Election. At any time, commencing twelve (12) months and one (1) day after the Last Closing Date provided that such date shall be extended for each day during which there is continuing an Event of Default, the Company shall have the right, in its sole discretion, to redeem ("Redemption at Company's Election"), from time to time, any or all of the Class B Preferred Stock; provided that (i) the Company shall first provide thirty (30) days advance written notice as provided in subparagraph 6(b)(ii) below (which can be given beginning thirty (30) days prior to the date which is twelve (12) months and one (1) day after the Last Closing
Date), and (ii) that the Company shall only be entitled to redeem Class B Preferred Stock having an aggregate Total Value of at least Two Hundred Fifty Thousand Dollars ($250,000). If the Company elects to redeem some, but not all, of the Class B Preferred Stock, the Company shall redeem a pro-rata amount from each Holder of the Class B Preferred Stock and a proportionate amount of any Class C Preferred Stock held by each such Holder.

                           (i) Redemption Price At Company's Election. The
"Redemption Price At Company's Election" shall be calculated as a percentage of Total Value, as that term is defined below, of the Class B Preferred Stock redeemed pursuant to this Section 6(b), which percentage shall vary depending on the date of Redemption at Company's Election (as defined below), and shall be determined as follows:

         Date of Notice of Redemption at Company's Election               % of Total Value
         --------------------------------------------------               ----------------
         12 months and 1 day to 18 months following Last Closing Date           130%
         18 months and 1 day to 24 months following Last Closing Date           125%


                           (ii) Mechanics of Redemption at Company's Election.
The Company shall effect each such redemption by giving at least thirty (30) days prior written notice ("Notice of Redemption At Company's Election") to the Holders of the Class B Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Company's Class B Preferred Stock register, which Notice of Redemption At Company's Election shall be deemed to have been delivered two (2) business days after the Company's mailing (by overnight or two (2) day courier, with a copy by facsimile) of such Notice of Redemption At Company's Election. Such Notice of Redemption At Company's Election shall indicate (i) the number of shares of Class B Preferred Stock that have been selected for redemption, (ii) the date which such redemption is to become effective (the "Date of Redemption At Company's Election") and (iii) the applicable Redemption Price At Company's Election, as defined in subsection
(b)(i) above. Notwithstanding the above, Holder may convert into Common Stock and Special Dividend Stock (notwithstanding the Special Dividend Quota) pursuant to Section 5, prior to the close of business on the Date of Redemption at Company's Election, any or all Class B Preferred Stock which it is otherwise entitled to convert, including Class B Preferred Stock that has been selected for redemption at the Company's election pursuant to this subsection 6(b); provided, however, that the Company shall still be entitled to exercise its right, if applicable, to redeem upon receipt of a Notice of Conversion pursuant to Section 6(a).

                  (c) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure under Sections 6(a) and 6(b) unless it has:

                           (i) the full amount of the redemption price in cash,
available in a demand or other immediately available account in a bank or similar financial institution; or

                           (ii) immediately available credit facilities, in the
full amount of the redemption price with a bank or similar financial institution; or

                           (iii) an agreement with a standby underwriter willing
to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemption; or

                           (iv) a combination of the items set forth in (i),
(ii) and (iii) above, aggregating the full amount of the redemption price.

         If the foregoing conditions of this Section 6(c) are satisfied and the Company complies with Section 6(d) hereof, then any shares of Class B Preferred Stock called for by a Redemption at Company's Election shall cease to be outstanding for all purposes hereunder (including the right to convert or to accrete additional Premium or to exercise any other right or privilege hereunder) on the Date of Redemption at Company's Election and shall instead represent the right to receive the Redemption Price at Company's Election without interest from and after the Date of Redemption at

Company's Election.

                  (d) Payment of Redemption Price.

                           (i) Each Holder submitting Preferred Stock being
redeemed under this Section 6 shall send their Class B Preferred Stock Certificates so redeemed to the Company, and the Company shall pay the applicable redemption price to that Holder within five (5) business days of the Date of Redemption at Company's Election. The Company shall not be obligated to deliver the redemption price unless the Preferred Stock Certificates so redeemed are delivered to the Company, or, in the event one (1) or more certificates have been lost, stolen, mutilated or destroyed, unless the Holder has complied with
Section 5(b)(i).

                           (ii) If the Company elects to redeem pursuant to
Section 6(a) hereof, and the Company fails to pay Holder the redemption price within the time frame as required by this Section 6(d), then the Company shall issue shares of Common Stock and Special Dividend Stock to any such Holder who has submitted a Notice of Conversion in compliance with Section 5(b) hereof. The number of shares of Special Dividend Stock to be issued to Holder pursuant to this provision shall be determined using the lowest Conversion Trading Price (as defined in Section 5 hereof) in effect during the period beginning on the date Holder sends its Notice of Conversion to Company via facsimile and ending on the date the Company or the Transfer Agent issues Common Stock pursuant to this
Section 6(d)(ii). Nothing in this Section 6(d) shall be construed to limit Holder's ability to pursue Holder's rights under Section 13 hereof.

                  (e) Blackout Period. Notwithstanding the foregoing, the Company may not either send out a redemption notice or effect a redemption pursuant to Section 6(b) above during a Blackout Period (defined as a period during which the Company's officers or directors would be prohibited from buying or selling stock pursuant to the Securities Exchange Act of 1934, as amended, because of their holding of material non-public information), unless the Company shall first publicly disclose the non-public information that resulted in the Blackout Period; provided, however, that no redemption shall be effected until at least ten (10) days after the Company shall have given the Holder written notice that the Blackout Period has been lifted.

         Section 7. Voting Rights. The Holders of the Class B Preferred Stock shall have no voting power whatsoever, except as otherwise provided by the General Corporation Law of the State of Delaware ("Delaware Law"), and no Holder of Class B Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the shareholders thereof or be entitled to notification as to any meeting of the shareholders.

         Notwithstanding the above, the Company shall provide Holder with notification of any meeting of the shareholders regarding any major corporate events affecting the Company. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall send (by certified mail or overnight courier) a notice to Holder, in such form as given to the other shareholders, at least ten
(10) days prior
to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

         To the extent that under Delaware Law the vote of the Holders of the Class B Preferred Stock, voting separately as a class, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least two thirds (2/3) of the shares of the Class B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Class B Preferred Stock (except as otherwise may be required under Delaware Law) shall constitute the approval of such action by the class, subject to Section 8 below. To the extent that under Delaware Law the Holders of the Class B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one (1) class, each share of Class B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Trading Price is calculated. Holders of the Class B Preferred Stock also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company's by-laws and applicable statutes.

         Section 8. Protective Provision. So long as shares of Class B Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by Delaware Law) of the Holders of at least seventy-five percent (75%) of the then outstanding shares of Class B Preferred Stock, and at least seventy-five percent (75%) of the then outstanding Holders:

                  (a) alter or change the rights, preferences or privileges of the Class B Preferred Stock or any securities so as to affect adversely the Class B Preferred Stock;

                  (b) create any new class or series of stock having a preference over or on parity with the Class B Preferred Stock with respect to Distributions (as defined in Section 2 above) or increase the size of the authorized number of Class B Preferred; or

                  (c) do any act or thing not authorized or contemplated by this Designation which would result in taxation of the Holders of shares of the Class B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         In the event Holders of at least seventy-five percent (75%) of the then outstanding shares of Class B Preferred Stock and at least seventy-five percent (75%) of the then outstanding Holders agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Class B Preferred Stock, pursuant to subsection (a) above, so as to affect the Class B Preferred Stock, then the Company will deliver notice of such approved change to the Holders of the Class B Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change (provided that, for purposes of calculating the Conversion Trading Price, as defined in Section 5(a), "X" shall equal eighty percent (80%), and provided further that the Special Dividend Quota set forth in Section 5(a) hereof shall not apply), or continue to hold their shares of Class B Preferred Stock, as amended.

         Section 9. Status of Converted or Redeemed Stock. In the event any shares of Class B Preferred Stock shall be converted or redeemed pursuant to
Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Class B Preferred Stock.

         Section 10. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one (1) or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Class B Preferred Stock.

         Section 11. Authorization and Reservation of Shares of Common Stock.

                  (a) Authorized and Reserved Amount. The Company shall have authorized and reserved and keep available for issuance three million five hundred thousand (3,500,000) shares of Common Stock (the "Authorized and Reserved Amount") solely for the purpose of effecting the conversion of the Class B Preferred Stock and conversion of any Special Dividend Stock issuable upon conversion of the Class B Preferred Stock, which number shall not be reduced. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for (i) the full conversion of all outstanding Class B Preferred Stock and (ii) the full conversion of all Special Dividend Stock to which Holders would be entitled upon the full conversion of all outstanding Class B Preferred Stock, and, in each case, the issuance of the shares of Common Stock in connection therewith (collectively, the "Required Number of Shares").

                  (b) Increases to Authorized and Reserved Amount. Without limiting any other provision of this Section 11, if the Authorized and Reserved Amount for any ten (10) consecutive trading days (the last of such ten (10) trading days being the "Authorization and Reservation Trigger Date") shall be less than one hundred twenty percent (120%) of the Required Number of Shares on such trading days (a "Share Authorization and Reservation Failure"), the Company shall immediately notify all Holders of such occurrence and shall take action as soon as practicable, (including, if necessary, commencing action to seek shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Authorized and Reserved Amount to one hundred fifty percent (150%) of the Required Number of Shares.

                  (c) Reduction of Authorized and Reserved Amount Under Certain Circumstances. Prior to complete conversion of all Class B Preferred Stock and all Special Dividend Stock, the Company shall not reduce the number of shares required to be reserved for issuance under this Section 11 without the written consent of all Holders except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the obligations of Company under this Section 11, which reverse stock split affects all shares of Common Stock equally.

                  (d) [Intentionally Left Blank].

                  (e) Cap Amount. If prohibited by applicable Nasdaq rules, in no event shall the total number of shares of Common Stock issued upon conversion of the Class B Preferred Stock and the Special Dividend Stock (if any) issuable upon conversion of the Class B Preferred Stock exceed the maximum number of shares of Common Stock (the "Cap Amount") that the Company can, without shareholder approval, so issue pursuant to Nasdaq Rule 4460(i)(1)(d)(ii) (or any other applicable

Nasdaq Rules or any successor rule) (the "Nasdaq 20% Rule"). The Cap Amount shall be allocated pro-rata to the Holders of Class B Preferred Stock as provided in subsection (f) below. In the event the Company is prohibited from issuing shares of Common Stock as a result of the operation of this subsection
(e), the Company shall comply with subsection (g) below.

                  (f) Allocations of Cap Amount and Authorized and Reserved Amount. The initial Cap Amount and Authorized and Reserved Amount shall be allocated pro rata (the "Pro Rata Amount" among the Holders of Class B Preferred Stock based on the number of the shares of Class B Preferred Stock initially issued to each Holder. Each increase to the Cap Amount and Authorized and Reserved Amount shall be allocated pro rata among the Holders of Class B Preferred Stock based on the number of the shares of Class B Preferred Stock held by each Holder at the time of the increase in the Cap Amount or Authorized and Reserved Amount, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's shares of Class B Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Authorized and Reserved Amount. Any portion of the Cap Amount or Authorized and Reserved Amount which remains allocated to any person or entity which does not hold any Class B Preferred Stock shall be allocated to the remaining Holders of shares of Class B Preferred Stock, pro rata based on the number of shares of Class B Preferred Stock then held by such Holders. Each Holder's Pro Rata Amount remains allocated to such Holder until issuance upon conversion of Class B Preferred Stock or Class C Preferred Stock. The Company shall not issue shares of Common Stock to one Holder upon a conversion which are part of another Holder's Pro Rata Amount, except to the extent that such other Holder's Pro Rata Amount exceeds two (2) times such other Holder's Required Number of Shares (as defined in Section 11(a)).

                  (g) Adjustments to Cap Amount and Remedies Upon Failure to Convert due to Cap Amount.

                           (i) Obligation to Cure. If at any time for a period
of five (5) consecutive trading days the then unissued portion of any Holder's Cap Amount is less than 120% of the number of shares of Common Stock then issuable upon conversion of such Holder's shares of Class B Preferred Stock and upon conversion of all Special Dividend Stock (if any) issuable upon conversion of the Class B Preferred Stock (a "Trading Market Trigger Event"), the Company shall immediately notify the Holders of Class B Preferred Stock of such occurrence and shall immediately take all necessary action (including, if necessary, approval of its shareholders to authorize the issuance of the full number of shares of Common Stock which would be issuable upon the conversion of Class B Preferred Stock and upon conversion of all Special Dividend Stock (if any) issuable upon conversion of the Class B Preferred Stock, but for the Cap Amount) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue shares of Common Stock in excess of the Cap Amount. In the event the Company fails to eliminate all such prohibitions within ninety (90) days after the Trading Market Trigger Event (provided, however, that the Company must file preliminary proxy materials with the SEC within thirty (30) days of the Trading Market Trigger Event), each Holder of Class B Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of written notice ("Cap Redemption Notice") to the Company, to require the Company, to purchase for cash, at an amount per share equal to 130% of the Total Value, a portion of the Holder's Class B Preferred Stock such that, after giving effect to such purchase, the Holder's allocated portion of the Cap Amount exceeds 120% of the total number of shares of Common Stock issuable to such Holder upon conversion of its Class B Preferred Stock and its Special Dividend Stock to be received upon conversion of the

Class B Preferred Stock on the date of such Cap Redemption Notice. If the Company fails to redeem any of such shares within five (5) business days after its receipt of a Cap Redemption Notice, then such Holder shall be entitled to the remedies provided in Section 11(g)(ii) below.

                           (ii) Remedies. If the Company fails to eliminate the
applicable prohibitions within the ninety (90) day cure period referred to in
Section 11(g)(i) above and thereafter the Company is prohibited, at any time, from issuing shares of Common Stock upon conversion of Class B Preferred Stock or Special Dividend Stock (if any) to any Holder because such issuance would exceed such Holder's allocated portion of the Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities, any Holder who is prohibited from converting its Class B Preferred Stock or Special Dividend Stock (if any) may:

                                    (A) require, with the consent of Holders of
at least fifty percent (50%) of the outstanding shares of Class B Preferred Stock (including any shares of Class B Preferred Stock held by the requesting Holder), the Company to terminate the listing of its Common Stock and to cause its Common Stock to be eligible for trading on the American Stock Exchange, the Nasdaq National Market System, the Nasdaq Small Cap Market or on the over-the counter electronic bulletin board, at the option of the requesting Holder; and as a result thereof

                                    (B) require the Company to issue shares of
Common Stock, resaleable on such other exchange, in accordance with such Holder's Notice of Conversion and issue Special Dividend Stock (if any) at the Conversion Trading Price (without regard to the Special Dividend Quota) in effect on the date of the Holder's written notice to the Company of its election to receive shares of Common Stock pursuant to this subparagraph (B).

         Section 12. Failure to Satisfy Conversions.

                  (a) Conversion Failure Payments. If, at any time, (x) a Holder submits a Notice of Conversion (or is deemed to submit such notice pursuant to Section 5(c) hereof), and the Company fails for any reason to surrender to a Common Courier for overnight (or 2 day, if overseas) delivery to the Holder, on or prior to the date that is one (1) trading day after the Deadline ("Delivery Period") for such conversion, such number of shares of Common Stock to which such Converting Holder is entitled upon such conversion (which shares shall be listed, authorized, reserved, registered, and freely tradable, each to the extent required in this Class B Certificate of Designation, the Registration Rights Agreement between the Company and the Holder(s) and the Subscription Agreement between the Company and the Holder(s), collectively referred to as the "Governing Agreements"), or (y) the Company provides notice to Holder at any time of its intention not to issue shares of Common Stock upon exercise by Holder of its conversion rights in accordance with the terms of this Certificate of Designation (each of (x) and (y) being a "Conversion Failure"), then the Company shall pay to such Holder cash damages in an amount equal to the lower of:

                           (i) "Damages Amount" X "D" X .010, and
                           (ii) the highest interest rate permitted by
applicable law, where:

         "D" means the number of days beginning the date of the Conversion Failure through and including the Cure Date with respect to such Conversion Failure;

         "Damages Amount" means the Original Class B Issue Price for each share of Class B Preferred Stock subject to Conversion Failure plus all accrued and unpaid Premium thereon as of the first day of the Conversion Failure, plus all damage payments previously owed and unpaid.

         "Cure Date" means (i) with respect to a Conversion Failure described in clause (x) of its definition, the date the Company effects the conversion of the shares of Class B Preferred Stock submitted for conversion and (ii) with respect to a Conversion Failure described in clause (y) of its definition, the date the Company undertakes in writing to timely issue Common Stock in satisfaction of all conversions of Class B Preferred Stock in accordance with the terms of this Certificate of Designation.

         The payments to which a Holder shall be entitled pursuant to this Section are referred to herein as "Conversion Failure Payments." The parties agree that the damages caused by a breach hereof would be difficult or impossible to estimate accurately. Any accrued Conversion Failure Payments shall be payable in cash by a cashiers check, no later than ten (10) days after the end of any month(s) for which such amounts accrue. In the event that the Company has failed to pay any Conversion Failure Payment within five (5) days of the date it is required to be paid, the Holder, at its option, may elect to convert all or any portion of such accrued Conversion Failure Payments, at any time prior to receipt of cash payment of such Conversion Failure Payment, into Common Stock at a conversion price equal to the lesser of (i) the Fixed Conversion Price or (ii) the lowest Conversion Trading Price in effect during the period beginning on the date of the Conversion Failure through the Cure Date for such Conversion Failure. In the event a Holder elects to convert all or any portion of the Conversion Failure Payments, such Holder shall indicate on a Notice of Conversion such portion of the Conversion Failure Payments which such Holder elects to so convert and such conversion shall otherwise be effected in accordance with provisions of Section 5.

                  (b) Buy-In Cure. Unless a Conversion Failure described in clause (y) of Section 12(a) hereof has occurred with respect to such a Holder, if (i) the Company fails for any reason to deliver during the Delivery Period shares of Common Stock to a Holder upon a conversion of the Class B Preferred Stock and (ii) on the same date or subsequent to the end of the applicable Delivery Period with respect to such conversion, a Holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery upon a sale by a Holder of the shares of Common Stock (the "Sold Shares") which such Holder anticipated receiving upon such conversion (a "Buy-In"), the Company shall pay such Holder within two (2) business days following receipt of written notice of a claim pursuant to this Section 12(b) (in addition to any other remedies available to Holder) the amount by which (x) such Holder's total purchase price (including brokerage commission, if any) for the shares of Common Stock so purchased exceeds (y) the net proceeds received by such Holder from the sale of the Sold Shares. For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock sold for $10,000, the Company will be required to pay such Holder $1,000. A Holder shall provide the Company written notification (and trading records, if reasonably requested by the Company), indicating any amounts payable to Holder pursuant to this Section 12.

                  (c) Adjustment to Conversion Price. If a Holder has not received certificates for all shares of Common Stock and Special Dividend Stock (if any) within two (2) business days or (if overseas delivery) three (3) business days following the expiration of the Delivery Period with respect to a conversion of any portion of any of such Holder's Class B Preferred Stock for any reason, then (upon Holder's written request) (I) the Fixed Conversion Price applicable for calculating the number of

Common Shares to which Holder is entitled upon conversion of such portion of the Class B Preferred Stock shall be reduced by the amount by which the Conversion Trading Price in effect on the Conversion Date exceeds the lowest Conversion Trading Price in effect during the period beginning on, and including, such Conversion Date through and including the Cure Date, and (II) the Conversion Trading Price applicable for calculating the number of shares of Special Dividend Stock to which Holder is entitled (if any) upon conversion of such portion of the Class B Preferred Stock shall thereafter be the lowest Conversion Trading Price in effect during the period beginning on, and including, such Conversion Date through and including the Cure Date. In addition, if there shall occur a Conversion Failure of the type described in clause (y) of Section 12(a), then the Fixed Conversion Price with respect to any conversion of Class B Preferred Stock thereafter shall be the lowest Conversion Trading Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Failure through and including the Cure Date. The Conversion Trading Price and the Fixed Conversion Price shall thereafter be subject to further adjustment for any events described in Section 5(d).

         Section 13. Events of Default.

                  (a) Holder's Option to Demand Prepayment. Upon the occurrence of an Event of Default (as herein defined), the Company shall, unless a specific cash payment is already specified in the Governing Agreements with respect to such default, pay the Holders (beginning after the specified cure period) an amount equal to three percent (3%) per month of the aggregate amount of outstanding Class B Preferred Stock held by Holder, accruing daily until the Event of Default is cured or until the Class B Preferred Stock is prepaid under this Section, payable in cash by a cashiers check, no later than five (5) days after the end of any month(s) for which such amounts accrue ("Default Payments"). In addition, each Holder shall have the right to elect at any time and from time to time prior to the cure by the Company of such Event of Default to have all or any portion of such Holder's then outstanding Class B Preferred Stock prepaid by the Company for an amount equal to the Holder Demand Prepayment Amount (as herein defined):

                           (i) The right of a Holder to elect prepayment shall
be exercisable upon the occurrence of an Event of Default by such Holder in its sole discretion by delivery of a Demand Prepayment Notice (as herein defined) in accordance with the procedures set forth in this Section 13. Notwithstanding the exercise of such right, the Holder shall be entitled to exercise all other rights and remedies available under the provisions of this Certificate of Designation and at law or in equity.

                           (ii) A Holder shall effect each demand for prepayment
under this Section 13 by giving at least five (5) business days prior written notice (the "Demand Prepayment Notice") of the date which the Holder shall specify and upon which such prepayment is to become effective (the "Effective Date of Demand of Prepayment"), the Class B Preferred Stock selected for prepayment and the Holder Demand Prepayment Amount to the Company at the address and facsimile number provided in the stock records of the Company, which Demand Prepayment Notice shall be deemed to have been delivered on the business day after the date of transmission of Holder's facsimile (with a copy sent by overnight courier to the Company) of such notice.

                           (iii) The Holder Demand Prepayment Amount shall be
paid to a Holder whose Class B Preferred Stock is being prepaid within three (3) business days following the Effective Date of Demand of Prepayment; provided, however, that the Company shall not be obligated to deliver any portion of the Holder Demand Prepayment Amount until one (1) business day following either the date on which the Class B Preferred Stock being prepaid are delivered to the office of the Company, or the date on which the Holder notifies the Company that such Class B Preferred Stock have been lost, stolen or destroyed and delivers the documentation required in accordance with Section 5(b)(i) hereof.

                  (b) Holder Demand Prepayment Amount. The "Holder Demand Prepayment Amount" means the greater of: (a) 1.3 times the Total Value of the Class B Preferred Stock for which demand is being made, through the date of prepayment or (b) the product of (1) the highest price at which the Common Stock is traded on the date of the Event of Default (or on the most recent trading date for the Common Stock if the Common Stock is not traded on such date) divided by the Fixed Conversion Price (or the Conversion Trading Price in effect as of the date of the Event of Default, whichever is less), and (2) the Total Value through the date of prepayment.

                  (c) Events of Default. An "Event of Default" means any one of the following:

                           (i) a material failure by the Company to comply with
the Conversion Failure remedies described in Section 12 hereof;

                           (ii) a Share Authorization and Reservation Failure
described in Section 11(b) hereof, if such Share Authorization and Reservation Failure continues uncured for ninety (90) days after the Authorization and Reservation Trigger Date (for purposes of this subsection (ii), a prepayment demand may be made by a Holder only to the extent that there is an insufficient number of shares of Common Stock authorized and reserved to effect conversion of
(a) all of such Holder's outstanding Class B Preferred Stock, and (b) all Special Dividend Stock issuable upon conversion of such shares of Class B Preferred Stock, provided, however, that Holder need not actually convert any shares of Class B Preferred Stock and use up its available authorized and reserved shares of Common Stock in order to demand such prepayment);

                           (iii) (a) the Company has less than the Required
Number of Shares reserved for issuance to any Holder or Holders upon conversions, (b) the Company has shares of Common Stock authorized for issuance upon conversion of the Preferred Stock which have not yet been reserved for such issuance ("Authorized But Not Yet Reserved Shares"), and (c) the Company fails to reserve for issuance to the Holders the Authorized But Not Yet Reserved Shares within five (5) business days of the date they are authorized;

                           (iv) the Company fails to pay any cash payments due
to Holder under the terms of this Class B Certificate of Designation within five
(5) days after Holder has notified the Company, in writing, that such payment is past due and that the Holder intends to declare an "Event of Default" under this
Section 13 if such payment is not made;

                           (v) the Company fails to maintain an effective
registration statement as required by the Registration Rights Agreement between the Company and the Holder(s) (the "Registration Rights Agreement") except where
(A) such failure lasts no longer than seven (7) consecutive trading days or twenty one (21) days in any twelve (12) month period, or (B) the Conversion Shares may be sold immediately, without volume limitation, without registration under the Act, by virtue of Rule 144 or similar provisions.;

                           (vi) for three (3) consecutive trading days or for an
aggregate of ten (10) trading days in any nine (9) month period, the Common Stock (including any of the shares of Common

Stock issuable upon conversion of the Class B Preferred Stock or Class C Preferred Stock) is (i) suspended from trading on any of Nasdaq Small-Cap, NMS, NYSE, AMEX or the OTC Bulletin Board, or (ii) is not listed and qualified for trading on at least one of Nasdaq Small-Cap, NMS, NYSE, AMEX or the OTC Bulletin Board;

                           (vii) the Company fails, and such failure continues
uncured for three (3) business days after the Company has been notified thereof in writing by a Holder, to remove any restrictive legend on any certificate for any shares of Common Stock issued to a Holder upon conversion of any Class B Preferred Stock, as and when required by this Certificate of Designation, the Subscription Agreement, between the Company and the Holder(s) (the "Subscription Agreement") or the Registration Rights Agreement, unless such legend removal is prohibited by applicable law;

                           (viii) the Company breaches, and such breach
continues uncured for three (3) business days (after any cure period specifically set forth in the Governing Agreements, if applicable) after the Company has been notified thereof in writing by a Holder, any significant covenant in or other material term or condition of any of the Governing Agreements (including, without limitation, the failure to make any required liquidated damage or other cash payment hereunder or under the Registration Rights Agreement), provided that if any such breach expressly provides a cure period, then such cure period shall apply and if such breach provides for money damages in the applicable Governing Agreement, and such money damages are being timely paid, then such breach shall not constitute a default under this subsection unless such breach continues for sixty (60) days;

                           (ix) any representation or warranty of the Company
made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Subscription Agreement and Registration Rights Agreement), shall be knowingly false or intentionally misleading in any material respect when made;

                           (x) the Company or any subsidiary of the Company
shall make an assignment for the benefit of its creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such receiver or trustee shall otherwise be appointed; or

                           (xi) bankruptcy, insolvency, reorganization or
liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company (and such proceedings shall continue unstayed for thirty (30) days).

                  (d) Failure to Pay Damages Amount. If the Company fails to pay the Holder Demand Prepayment Amount within five (5) business days of its receipt of a Demand Prepayment Notice, then such Holder shall have the right, at any time and from time to time prior to the payment of the Holder Demand Prepayment Amount, to require the Company, upon written notice, to immediately convert (in accordance with the terms of Section 5) all or any portion of the Holder Demand Prepayment Amount, into shares of Common Stock at the lower of (i) the Fixed Conversion Price or (ii) the then current Conversion Trading Price, provided that if the Company has not delivered the full number of shares of Common Stock issuable upon such conversion, which shares shall be listed, registered, and freely tradable, each to the extent required by the Governing Agreements, within three (3) business days after the Company receives written notice of such conversion, the Conversion Trading Price with respect to such Holder Demand Prepayment Amount shall thereafter be deemed to be the lowest Conversion Trading Price in effect during the period beginning on the date of the Event of Default through the date on which the Company delivers to the Holder the full number of shares of Common Stock issuable upon such conversion, which shares shall be listed, registered, and freely tradable, each to the extent required by the Governing Agreements. In the event the Company is not able to pay all amounts due and payable with respect to all Class B Preferred Stock subject to Holder Demand Prepayment Notices, the Company shall pay the Holders such amounts pro rata, based on the total amounts payable to such Holder relative to the total amounts payable to all Holders.

         Section 14. Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under the Certificate of Designation at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provision giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Class B Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, the Holders of Class B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         Section 15. Assignability. The Class B Preferred Stock shall be freely assignable by a Holder subject to applicable securities laws and any agreement to the contrary signed by such Holder.

                          CERTIFICATE OF DESIGNATION OF
                       CLASS C CONVERTIBLE PREFERRED STOCK

                                       OF

                           VION PHARMACEUTICALS, INC.

It is hereby certified that:

         1. The name of the Company (hereinafter called the "Company") is Vion Pharmaceuticals, Inc., a Delaware corporation.

         2. The certificate of incorporation of the Company authorizes the issuance of Five million (5,000,000) shares of preferred stock, $.01 par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

         3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Class C issue of Preferred Stock:

         RESOLVED, that twenty-five thousand (25,000) of the five million (5,000,000) authorized shares of Preferred Stock of the Company shall be designated Class C Convertible Preferred Stock, $.01 par value per share, and shall possess the rights and preferences set forth below:

         Section 1. Designation and Amount. The shares of such series shall have a par value of $.01 per share and shall be designated as Class C Convertible Preferred Stock (the "Class C Preferred Stock") and the number of shares constituting the Class C Preferred Stock shall be twenty-five thousand (25,000). The Class C Preferred Stock shall have a stated value per share (the "Original Class C Issue Price"), calculated as follows:

         Original Class C Issue Price = Conversion Rate X Market Price,

         where,

         ! "Conversion Rate" shall have the meaning ascribed to it in Section 5(a) below, and

         ! "Market Price" shall equal the average Closing Bid Price (as defined in Section 5 below), of the Company's Common Stock for the ten (10) trading days immediately preceding the Date of Conversion, as defined below.

         Section 2. Rank. The Class C Preferred Stock shall rank: (i) junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Class C Preferred Stock (collectively, the "Senior Securities"); (ii) prior to all of the Company's Common Stock, $.01 par value per share ("Common Stock"); (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Class C Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); and (iv) on parity with the Company's Class A Preferred Stock, the Company's Class B Preferred Stock, and any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Class C Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

         Section 3. Dividends. The Class C Preferred Stock will bear no dividends, and the holders of the Class C Preferred Stock ("Holders") shall not be entitled to receive dividends on the Class C Preferred Stock.

         Section 4. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Company ("Liquidation Event"), either voluntary or involuntary, the then Holders of shares of Class C Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the Original Class C Issue Price for each outstanding share of Class C Preferred Stock. If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Class C Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Class C Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Class C Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

                  (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation including any duly adopted certificate(s) of designation.

                  (c) At each Holder's option, a sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of shall be deemed to be a Liquidation Event as defined in Section 4(a); provided further that (i) a consolidation, merger, acquisition, or other business combination of the Company with or into any other publicly traded company or companies (or in which the Company is the surviving entity and remains a publicly traded Company) shall not be treated as a Liquidation Event as defined in Section 4(a) but instead shall be treated pursuant to Section 5(d) hereof, and (ii) a consolidation, merger, acquisition, or other business combination of the Company with or into any other non-publicly traded company or companies shall be treated as a Liquidation Event as defined in Section 4(a). The Company shall not effect any transaction described in this subsection 4(c) unless it first gives thirty
(30) days prior notice of such transaction (during which time the Holder shall be entitled to immediately convert any or all of its shares of Class C Preferred Stock into Common Stock ("Conversion Shares")).

                  (d) In the event that, immediately prior to the closing of a transaction described in Section 4(c) which would constitute a Liquidation Event, the cash distributions required by Section 4(a) or Section 6 have not been made, the Company shall either: (i) cause such closing to be postponed until such cash distributions have been made, or (ii) cancel such transaction, in which event the rights of the Holders of Class C Preferred Stock shall be the same as existing immediately prior to such proposed transaction.

         Section 5. Conversion. The record Holder(s) of this Class C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. The record Holder(s) of the Class C Preferred Stock shall be entitled to convert, any or all the shares of the Class C Preferred Stock anytime on or after the date upon which Holder acquires the right to have such shares issued (which right is acquired upon conversion of the applicable Class B Preferred Stock) (the "Issue Date"), as defined below, at the office of the Company into that number of fully-paid and non-assessable shares of Common Stock calculated in accordance with the following formula (the "Conversion Rate"):

Number of shares of Common Stock issued upon conversion of one (1) share of Class C Preferred Stock =


                                      1,000
                             ----------------------
                             Fixed Conversion Price


where,

! Fixed Conversion Price = 100% of the average Closing Bid Price, as defined below, for the thirty (30) trading days ending on the Last Closing Date (as defined in the Certificate of Designation for the Class B Preferred Stock), which is $4.065,

                  and

! "Closing Bid Price" shall mean the closing bid price of the Company's Common Stock on the Nasdaq Small Cap Market, or if no longer traded on the Nasdaq Small Cap Market, the closing bid price on the principal national securities exchange or the over-the-counter market on which the Common Stock is so traded and if not available, the mean of the high and low prices on the principal national securities exchange or the National Market System on which the Common Stock is so traded.

                  (b) Mechanics of Conversion. In order to convert Class C Preferred Stock into full shares of Common Stock, the Holder shall (i) send via facsimile, on or prior to 11:59 p.m., New York City time (the "Conversion Notice Deadline") on the Date of Conversion, a copy of the fully executed notice of conversion ("Notice of Conversion") to the Company at the office of the Company stating that the Holder elects to convert, which notice shall specify the Date of Conversion, the number of shares of Class C Preferred Stock to be converted, and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted if issued prior thereto) and (ii) surrender to a common courier for delivery to the office of the Company, the original certificates representing the Class C Preferred Stock being converted if issued prior thereto (the "Preferred Stock Certificates"), duly endorsed for transfer; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Company as provided above, or the Holder notifies the Company that such certificates have been lost, stolen, destroyed, or not yet issued (subject to the requirements of subparagraph (i) below). Unless otherwise noted in writing by the Holder, any Notice of Conversion tendered to the Company for conversion of Class B Preferred Stock in accordance with the Class B Certificate of Designation shall be deemed to be a validly tendered Notice of Conversion for conversion of the Class C Preferred Stock issued or issuable upon conversion of such Class B Preferred Stock. Upon receipt by the Company of a facsimile copy of a Notice of Conversion, the Company shall immediately send, via facsimile, a confirmation of receipt of the Notice of Conversion to Holder which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Company whom the Holder should contact regarding information related to the Conversion. In the case of a dispute as to the calculation of the Conversion Rate, the Company shall, within the time period required under Section 5(b)(ii) below, issue to the Holder the number of Shares that are not disputed and shall submit the disputed calculations to its outside accountant via facsimile within three (3) days of receipt of Holder's Notice of Conversion. The Company shall cause the accountant to perform the calculations and notify the Company and Holder of the results no later than two business days from the time it receives the disputed calculations. Accountant's calculation shall be deemed conclusive absent manifest error.

                           (i) Lost or Stolen Certificates. Upon receipt by the
Company of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Class C Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if Holder contemporaneously requests the Company to convert such Class C Preferred Stock into Common Stock.

                           (ii) Delivery of Common Stock Upon Conversion. The
Company shall, no later than the close of business on the third (3rd) business day (the "Deadline") after receipt by the Company of a facsimile copy of a Notice of Conversion and receipt by Company of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted, if issued (or after provision for security or indemnification in the case of lost or destroyed certificates, if required), and/or shall cause the transfer agent for its Common Stock (the "Transfer Agent") to issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two (2) day delivery to the Holder at the address of the Holder as shown on the stock records of the Company a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. If the Holder converts Class B Preferred Stock and in the Notice of Conversion, the Holder elects to convert the shares of Class C Preferred Stock to be issued as a Special Dividend upon the conversion of the Class B Preferred Stock, the Class C Preferred Stock certificates shall be deemed delivered to the Company on the date of such Notice of Conversion. Notwithstanding the foregoing, if the Holder converts Class B Preferred Stock and in the Notice of Conversion, the Holder elects to convert the shares of Class C Preferred Stock to be issued as a Special Dividend upon conversion of the Class B Preferred Stock, the Company shall not be obligated to deliver certificates representing Common Stock underlying such Class C Preferred Stock prior to the date on which it is obligated to deliver Common Stock underlying such Class B Preferred Stock, and provided further that damages or penalties shall not accrue with regard to such conversion of Class C Preferred Stock prior to the time at which such damages or penalties would accrue with regard to the conversion of such Class B Preferred Stock.

                           (iii) No Fractional Shares. If any conversion of the
Class C Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, in the aggregate, shall be the next higher number of shares.

                           (iv) Date of Conversion. The date on which conversion
occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is sent via facsimile to the Company before 11:59 p.m., New York City time, on the Date of Conversion, and (ii) that the original Preferred Stock Certificates representing the shares of Class C Preferred Stock to be converted, if issued, are surrendered by depositing such certificates with a common courier, for delivery to the Company as provided above, as soon as practicable after the Date of Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Date of Conversion.

                  (c) Automatic Conversion or Redemption. Each share of Class C Preferred Stock outstanding on the date which is two (2) years after the Last Closing Date (as defined in the Certificate of Designation of the Class B Preferred Stock) or, if not a business day, the first business day thereafter ("Termination Date") automatically shall, provided that there has been no uncured Event of Default, be converted ("Automatic Conversion") into Common Stock on such date at the Conversion Rate then in effect (calculated in accordance with the formula in Section 5(a) above), where the Termination Date shall be deemed the Date of Conversion with respect to such conversion for purposes of this Certificate of Designation. In the case of an Automatic Conversion, the Company and the Holders shall follow the applicable conversion procedures set forth in this Certificate of Designation; provided, however, that the Holders are not required to send the Notice of Conversion contemplated by Section 5(b). Nothing in this Section 5(c) shall be construed to limit Holder's ability to pursue Holder's rights under Sections 12 and 13 hereof. At each Holder's option, upon written notice from the investor no later than five (5) business days prior to the original Termination Date, the Termination Date shall be delayed for the aggregate number of days during which there is continuing one or more Events of Default or a Conversion Failure anytime during the term of the Class C Preferred Stock.

                  (d) Adjustment to Conversion Rate.

                           (i) Adjustment to Fixed Conversion Price Due to Stock
Split, Stock Dividend, Etc. If, prior to the conversion of all of the Class C Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.

                           (ii) No Fractional Shares. If any adjustment under
this Section 5(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

                           (iii) Adjustments.

                                    (A) Adjustment Due to Merger, Consolidation,
Etc. If, prior to the conversion of all Class C Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company's assets or there is a change of control transaction not deemed to be a liquidation pursuant to Section 4(c), then the Holders of Class C Preferred Stock shall thereafter have the right to receive upon conversion of Class C Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Holder would have been entitled to receive in such transaction had the Class C Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Class C Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the number of shares issuable upon conversion of the Class C Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 5(d)(iii) unless (a) it first gives at least thirty (30) days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event (during which time the Holder shall be entitled to convert its shares of Class C Preferred Stock into Common Stock and
(b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of the Company under this Certificate of Designation including this subsection 5(d)(iii).

                                    (B) Adjustment Due to Distribution. If at
any time after the Issue Date of any Class C Preferred Stock, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to Holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of any other public or private company, including but not limited to a subsidiary or spin-off of the Company (a "Distribution"), then the Holders of Class C Preferred Stock shall be entitled, upon any conversion of shares of Class C Preferred Stock or conversion of Special Dividend Stock (if any) issuable upon a subsequent conversion of Class B Preferred Stock, in each case after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion of Class C Preferred Stock, had such Holder been the holder of such shares of Common Stock on the record date for determination of shareholders entitled to such Distribution.

                           (iv) (A) Adjustment Due to Issuances of Other
Securities. If at any time or from time to time after the Issue Date of any Class C Preferred Stock, the Company shall issue or sell Common Stock or rights, options, warrants or other securities convertible into Common Stock, (excluding those rights, options, warrants or other securities convertible into no more than 18,000,000 shares of Common Stock outstanding as of the Last Closing Date or underlying such securities and future ordinary 5% annual dividends on its Class A Convertible Preferred Stock), at a price per share which is lower than the then effective Fixed Conversion Price, then the Conversion Rate shall be increased by multiplying the Conversion Rate theretofore in effect by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares, rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at the then effective Fixed Conversion Price, provided, however, that no such adjustment shall be made which results in a decrease in the Conversion Rate. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities. Notwithstanding the foregoing, no adjustment will be required on account of (i) the exercise of any of the options presently outstanding under the Company's Amended and Restated 1993 Stock Option Plan (the "Plan") for officers, directors and certain other key personnel of the Company, or (ii) the issuance or exercise of any other securities which may hereafter be granted or exercised under the Plan or under any other employee benefit plan of the Company, but only to the extent that all shares of Common Stock issued or issuable pursuant to such plan or plans do not exceed 4,000,000 shares, as such number may be appropriately adjusted for dilutive events, or (iii) shares issued in an underwritten public offering.

                                    (B) Adjustment Due to Expired and
Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise, conversion or exchange of any rights, options, warrants or convertible securities (collectively, "Convertible Securities") is not, in fact, issued and the rights to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Rate then in effect will be readjusted to the Conversion Rate which would have been in effect at the time of such expiration or termination had such Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                  (e) No Five Percent Holders. Notwithstanding anything to the contrary contained herein, the Class C Preferred Stock shall not be convertible by a Holder or at the Termination Date to the extent (but only to the extent) that, if converted by such Holder or at the Termination Date, the Holder would beneficially own in excess of 4.9% of the then outstanding shares of Common Stock of the Company (the "4.9% Limitation"), provided, however, that such limitation shall not apply to conversions tendered in anticipation of or following a merger, acquisition, or other business combination involving the Company or pursuant to bankruptcy or insolvency proceedings. To the extent this limitation applies, the determination of whether Class C Preferred Stock shall be convertible (vis-a vis other securities owned by such Holder) and of which Class C Preferred Stock shall be converted shall be in the sole discretion of the Holder and submission of the Class C Preferred Stock for conversion shall be deemed to be the Holder's determination of whether such Class C Preferred Stock is convertible, subject to such aggregate percentage limitations. For the purposes of this subparagraph, beneficial ownership and all calculations, including without limitation, with respect to calculations of percentage ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the Regulations thereunder. Notwithstanding the foregoing, each Holder shall have the right to waive such restriction or increase such percentage upon sixty one (61) days' prior notice to the Company and to decrease any such percentage immediately upon written notice to the Company. No transferee of Class C Preferred Stock shall be bound by such restriction unless the transferee expressly so agrees.

         Section 6. [Intentionally Left Blank]

         Section 7. Voting Rights. The Holders of the Class C Preferred Stock shall have no voting power whatsoever, except as otherwise provided by the General Corporation Law of the State of Delaware ("Delaware Law"), and no Holder of Class C Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the shareholders thereof or be entitled to notification as to any meeting of the shareholders.

         Notwithstanding the above, the Company shall provide Holder with notification of any meeting of the shareholders regarding any major corporate events affecting the Company. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall send (by certified mail or overnight courier) a notice to Holder, in such form as given to the other shareholders, at least ten
(10) days prior to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

         To the extent that under Delaware Law the vote of the Holders of the Class C Preferred Stock, voting separately as a class, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least two thirds (2/3) of the shares of the Class C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Class C Preferred Stock (except as otherwise may be required under Delaware Law) shall constitute the approval of such action by the class, subject to Section 8 below. To the extent that under Delaware Law the Holders of the Class C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one (1) class, each share of Class C Preferred Stock shall be entitled to a number of votes equal to the number of shares of

Common Stock into which it is then convertible on the record date for the taking of such vote of stockholders. Holders of the Class C Preferred Stock also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company's by-laws and applicable statutes.

         Section 8. Protective Provision. So long as shares of Class C Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by Delaware Law) of the Holders of at least seventy-five percent (75%) of the then outstanding shares of Class C Preferred Stock, and at least seventy-five percent (75%) of the then outstanding Holders:

                  (a) alter or change the rights, preferences or privileges of the Class C Preferred Stock or any securities so as to affect adversely the Class C Preferred Stock;

                  (b) create any new class or series of stock having a preference over or on parity with the Class C Preferred Stock with respect to Distributions (as defined in Section 2 above) or increase the size of the authorized number of Class C Preferred; or

                  (c) do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Class C Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         In the event Holders of at least seventy-five percent (75%) of the then outstanding shares of Class C Preferred Stock and at least seventy-five percent (75%) of the then outstanding Holders agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Class C Preferred Stock, pursuant to subsection (a) above, so as to affect the Class C Preferred Stock, then the Company will deliver notice of such approved change to the Holders of the Class C Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change, or continue to hold their shares of Class C Preferred Stock, as amended.

         Section 9. Status of Converted Stock. In the event any shares of Class C Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Class C Preferred Stock.

         Section 10. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one (1) or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Class C Preferred Stock.

         Section 11. [Intentionally Left Blank]

         Section 12. Failure to Satisfy Conversions.

                  (a) Conversion Failure Payments. If, at any time, (x) a Holder submits a Notice of Conversion (or is deemed to submit such notice pursuant to Section 5(c) hereof), and the Company fails for any reason to surrender to a Common Courier for overnight (or 2 day, if overseas) delivery to the Holder, on or prior to the date that is one (1) trading day after the Deadline ("Delivery Period") for such conversion, such number of shares of Common Stock to which such Converting Holder is entitled upon such conversion (which shares shall be listed, authorized, reserved, registered, and freely tradeable, each to the extent required in this Class C Certificate of Designation, the Certificate of Designation of the Class B Preferred Stock, the Registration Rights Agreement between the Company and the Holder(s) and the Subscription Agreement between the Company and the Holder(s), collectively referred to as the "Governing Agreements"), or (y) the Company provides notice to Holder at any time of its intention not to issue shares of Common Stock upon exercise by Holder of its conversion rights in accordance with the terms of this Certificate of Designation (each of (x) and (y) being a "Conversion Failure"), then the Company shall pay to such Holder cash damages in an amount equal to the lower of:

                           (i) "Damages Amount" X "D" X .010, and
                           (ii) the highest interest rate permitted by
applicable law, where:

         "D" means the number of days beginning the date of the Conversion Failure through and including the Cure Date with respect to such Conversion Failure;

         "Damages Amount" means the Original Class C Issue Price for each share of Class C Preferred Stock subject to Conversion Failure plus all accrued and unpaid Premium thereon as of the first day of the Conversion Failure, plus all damage payments previously owed and unpaid.

         "Cure Date" means (i) with respect to a Conversion Failure described in clause (x) of its definition, the date the Company effects the conversion of the shares of Class C Preferred Stock submitted for conversion and (ii) with respect to a Conversion Failure described in clause (y) of its definition, the date the Company undertakes in writing to timely issue Common Stock in satisfaction of all conversions of Class C Preferred Stock in accordance with the terms of this Certificate of Designation.

         The payments to which a Holder shall be entitled pursuant to this Section are referred to herein as "Conversion Failure Payments." The parties agree that the damages caused by a breach hereof would be difficult or impossible to estimate accurately. Any accrued Conversion Failure Payments shall be payable in cash by a cashiers check, no later than ten (10) days after the end of any month(s) for which such amounts accrue. In the event that the Company has failed to pay any Conversion Failure Payment within five (5) days of the date it is required to be paid, the Holder, at its option, may elect to convert all or any portion of such accrued Conversion Failure Payments, at any time prior to receipt of cash payment of such Conversion Failure Payment, into Common Stock at a conversion price equal to the lesser of (i) the Fixed Conversion Price or (ii) the lowest Conversion Trading Price (as defined in the Company's Class B Preferred Stock Certificate of Designation) in effect during the period beginning on the date of the Conversion Failure through the Cure Date for such Conversion Failure. In the event a Holder elects to convert all or any portion of the Conversion Failure Payments, such Holder shall indicate on a Notice of Conversion such portion of the Conversion Failure Payments which such Holder elects to so convert and such conversion shall otherwise be effected in accordance with provisions of Section 5.

                  (b) Buy-In Cure. Unless a Conversion Failure described in clause (y) of Section 12(a) hereof has occurred with respect to such a Holder, if (i) the Company fails for any reason to deliver during the Delivery Period shares of Common Stock to a Holder upon a conversion of the Class C Preferred Stock and (ii) on the same date or subsequent to the end of the applicable Delivery Period with respect to such conversion, a Holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery upon a sale by a Holder of the shares of Common Stock (the "Sold Shares") which such Holder anticipated receiving upon such conversion (a "Buy-In"), the Company shall pay such Holder within two (2) business days following receipt of written notice of a claim pursuant to this Section 12(b) (in addition to any other remedies available to Holder) the amount by which (x) such Holder's total purchase price (including brokerage commission, if any) for the shares of Common Stock so purchased exceeds (y) the net proceeds received by such Holder from the sale of the Sold Shares. For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock sold for $10,000, the Company will be required to pay such Holder $1,000. A Holder shall provide the Company written notification (and trading records, if reasonably requested by the Company), indicating any amounts payable to Holder pursuant to this Section 12.

                  (c) Adjustment to Conversion Price. If a Holder has not received certificates for all shares of Common Stock within three (3) business days following the expiration of the Delivery Period with respect to a conversion of any portion of any of such Holder's Class C Preferred Stock for any reason, then the Fixed Conversion Price applicable for calculating the number of Common Shares to which Holder is entitled upon conversion of such portion of the Class C Preferred Stock shall be reduced by the amount by which the Conversion Trading Price in effect on the Conversion Date exceeds the lowest Conversion Trading Price in effect during the period beginning on, and including, such Conversion Date through and including the Cure Date. In addition, if there shall occur a Conversion Failure of the type described in clause (y) of Section 12(a), then the Fixed Conversion Price with respect to any conversion of Class C Preferred Stock thereafter shall be the lowest Conversion Trading Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Failure through and including the Cure Date. The Conversion Trading Price and the Fixed Conversion Price shall thereafter be subject to further adjustment for any events described in Section 5(d).

         Section 13. Events of Default.

                  (a) Holder's Option to Demand Prepayment. Upon the occurrence of an Event of Default (as herein defined), the Company shall, unless a specific cash payment is already specified in the Governing Agreements with respect to such default, pay the Holders (beginning after the specified cure period) an amount equal to three percent (3%) per month of the aggregate amount of outstanding Class C Preferred Stock held by the Holder, accruing daily until the Event of Default is cured or until the Class C Preferred Stock is prepaid under this Section, payable in cash by a cashiers check, no later than five (5) days after the end of any month(s) for which such amounts accrue ("Default Payments"). In addition, each Holder shall have the right to elect at any time and from time to time prior to the cure by the Company of such Event of Default to have all or any portion of such Holder's then outstanding Class C Preferred Stock prepaid by the Company for an amount equal to the Holder Demand Prepayment Amount (as herein defined):

                           (i) The right of a Holder to elect prepayment shall
be exercisable upon the occurrence of an Event of Default by such Holder in its sole discretion by delivery of a Demand Prepayment Notice (as herein defined) in accordance with the procedures set forth in this Section 13. Notwithstanding the exercise of such right, the Holder shall be entitled to exercise all other rights and remedies available under the provisions of this Certificate of Designation and at law or in equity.

                           (ii) A Holder shall effect each demand for prepayment
under this Section 13 by giving at least five (5) business days prior written notice (the "Demand Prepayment Notice") of the date which the Holder shall specify and upon which such prepayment is to become effective (the "Effective Date of Demand of Prepayment"), the Class C Preferred Stock selected for prepayment and the Holder Demand Prepayment Amount to the Company at the address and facsimile number provided in the stock records of the Company, which Demand Prepayment Notice shall be deemed to have been delivered on the business day after the date of transmission of Holder's facsimile (with a copy sent by overnight courier to the Company) of such notice.

                           (iii) The Holder Demand Prepayment Amount shall be
paid to a Holder whose Class C Preferred Stock is being prepaid within three (3) business days following the Effective Date of Demand of Prepayment; provided, however, that the Company shall not be obligated to deliver any portion of the Holder Demand Prepayment Amount until one (1) business day following either the date on which the Class C Preferred Stock being prepaid are delivered to the office of the Company, or the date on which the Holder notifies the Company that such Class C Preferred Stock have been lost, stolen or destroyed and delivers the documentation required in accordance with Section 5(b)(i) hereof.

                  (b) Holder Demand Prepayment Amount. The "Holder Demand Prepayment Amount" means the greater of: (a) 1.3 times the Total Value of the Class C Preferred Stock for which demand is being made, through the date of prepayment or (b) the product of (1) the highest price at which the Common Stock is traded on the date of the Event of Default (or on the most recent trading date for the Common Stock if the Common Stock is not traded on such date) divided by the Fixed Conversion Price (or the Conversion Trading Price) in effect as of the date of the Event of Default, whichever is less), and (2) the Total Value through the date of prepayment, where, "Total Value" shall mean the Stated Value of the Class C Preferred Stock being redeemed, plus liquidated damages, Conversion Failure Payments, Late Registration Payments and any other cash payments then due from the Company and then unpaid, where "Stated Value" shall mean the Original Class C Issue Price (as defined in Section 1) of each share of Class C Preferred Stock.

                  (c) Events of Default. An "Event of Default" means any one of the following:

                           (i) a material failure by the Company to comply with
the Conversion Failure remedies described in Section 12 hereof;

                           (ii) a Share Authorization and Reservation Failure
described in Section 11(b) of the Class B Certificate of Designation, if such Share Authorization and Reservation Failure continues uncured for ninety (90) days after the Authorization and Reservation Trigger Date (for purposes of this subsection (ii), a prepayment demand may be made by a Holder only to the extent that there is an insufficient number of shares of Common Stock authorized and reserved to effect conversion of (a) all of such Holder's outstanding Class B Preferred Stock, and (b) all Class C Preferred Stock issuable upon conversion of such shares of Class B Preferred Stock, provided, however, that Holder need not actually convert any shares of Class C Preferred Stock and use up its available authorized and reserved shares of Common Stock in order to demand such prepayment);

                           (iii) (a) the Company has less than the required
number of shares reserved for issuance to any Holder or Holders upon conversions, (b) the Company has shares of Common Stock authorized for issuance upon conversion of the Preferred Stock which have not yet been reserved for such issuance ("Authorized But Not Yet Reserved Shares"), and (c) the Company fails to reserve for issuance to the Holders the Authorized But Not Yet Reserved Shares within five (5) business days of the date they are authorized;

                           (iv) the Company fails to pay any cash payments due
to Holder under the terms of this Class C Certificate of Designation within five
(5) days after Holder has notified the Company, in writing, that such payment is past due and that the Holder intends to declare an "Event of Default" under this
Section 13 if such payment is not made;

                           (v) the Company fails to maintain an effective
registration statement as required by the Registration Rights Agreement between the Company and the Holder(s) (the "Registration Rights

Agreement") except where (A) such failure lasts no longer than seven (7) consecutive trading days or twenty one (21) days in any twelve (12) month period, or (B) the Conversion Shares may be sold immediately, without volume limitation, without registration under the Act, by virtue of Rule 144 or similar provisions;

                           (vi) for three (3) consecutive trading days or for an
aggregate of ten (10) trading days in any nine (9) month period, the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Class C Preferred Stock) is (i) suspended from trading on any of Nasdaq SmallCap, NMS, NYSE, AMEX or the OTC Bulletin Board, or (ii) is not listed and qualified for trading on at least one of Nasdaq SmallCap, NMS, NYSE, AMEX or the OTC Bulletin Board;

                           (vii) the Company fails, and such failure continues
uncured for three (3) business days after the Company has been notified thereof in writing by a Holder, to remove any restrictive legend on any certificate for any shares of Common Stock issued to a Holder upon conversion of any Class C Preferred Stock, as and when required by this Certificate of Designation, the Subscription Agreement, between the Company and the Holder(s) (the "Subscription Agreement") or the Registration Rights Agreement, unless such legend removal is prohibited by applicable law;

                           (viii) the Company breaches, and such breach
continues uncured for three (3) business days (after any cure period specifically set forth in the Governing Agreements, if applicable) after the Company has been notified thereof in writing by a Holder, any significant covenant in or other material term or condition of any of the Governing Agreements (including, without limitation, the failure to make any required liquidated damage or other cash payment hereunder or under the Registration Rights Agreement), provided that if any such breach expressly provides a cure period, then such cure period shall apply and if such breach provides for money damages in the applicable Governing Agreement, and such money damages are being timely paid, then such breach shall not constitute a default under this subsection unless such breach continues for sixty (60) days;

                           (ix) any representation or warranty of the Company
made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Subscription Agreement and Registration Rights Agreement), shall be knowingly false or intentionally misleading in any material respect when made;

                           (x) the Company or any subsidiary of the Company
shall make an assignment for the benefit of its creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such receiver or trustee shall otherwise be appointed; or

                           (xi) bankruptcy, insolvency, reorganization or
liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company (and such proceedings shall continue unstayed for thirty (30) days).

         (d) Failure to Pay Damages Amount. If the Company fails to pay the Holder Demand Prepayment Amount within five (5) business days of its receipt of a Demand Prepayment Notice, then such Holder shall have the right, at any time and from time to time prior to the payment of the Holder Demand Prepayment Amount, to require the Company, upon written notice, to immediately convert (in accordance with the terms of Section 5) all or any portion of the Holder Demand Prepayment Amount, into shares of Common Stock at the lower of (i) the Fixed Conversion Price or (ii) the then current Conversion Trading Price, provided that if the Company has not delivered the full number of shares of Common Stock issuable upon such conversion which shares shall be listed, registered, and freely tradeable, each to the extent required by the Governing

Agreements, within three (3) business days after the Company receives written notice of such conversion, the Conversion Trading Price with respect to such Holder Demand Prepayment Amount shall thereafter be deemed to be the lowest Conversion Trading Price in effect during the period beginning on the date of the Event of Default through the date on which the Company delivers to the Holder the full number of shares of Common Stock issuable upon such conversion, which shares shall be listed, registered, and freely tradeable, each to the extent required by the Governing Agreements. In the event the Company is not able to pay all amounts due and payable with respect to all Class C Preferred Stock subject to Holder Demand Prepayment Notices, the Company shall pay the Holders such amounts pro rata, based on the total amounts payable to such Holder relative to the total amounts payable to all Holders.

         Section 14. Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under the Certificate of Designation at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provision giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Class C Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, the Holders of Class C Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         Section 15. Assignability. The Class C Preferred Stock shall be freely assignable by a Holder subject to applicable securities laws and any agreement to the contrary signed by such Holder.

                           VION PHARMACEUTICALS, INC.
                           CERTIFICATE OF DESIGNATION
                                       OF
                   5% CONVERTIBLE PREFERRED STOCK SERIES 1998

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


           VION PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 15,000 shares of Preferred Stock of the Corporation designated as "5% Convertible Preferred Stock Series 1998":

                    RESOLVED, that pursuant to the authority conferred on the Board of Directors of this corporation by the Certificate of Incorporation, as amended, a series of Preferred Stock, par value $.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

           SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "5% Convertible Preferred Stock Series 1998" ("Preferred Shares") and the number of shares constituting such series shall be 15,000.

           SECTION 2. RANK. The Preferred Shares shall rank (i) on parity with the Corporation's Class A Convertible Preferred Stock and Class B Convertible Preferred Stock and (ii) senior to any other security of the Corporation; in each case with respect to distributions of assets upon liquidation, dissolution or winding up of the Corporation.

           SECTION 3. DIVIDENDS. The holders of the Preferred Shares shall be entitled to receive out of any assets legally available therefor cumulative dividends at the per share rate of five percent (5%) of the Liquidation Preference of each Preferred Share, per annum, payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1998 (each a "Dividend Payment Date"), payable "in kind" by adding the amount thereof to the Liquidation Preference, in preference and priority to any payment of any dividend on any class or series of stock of the Corporation ranking junior to the Preferred Shares. Such dividends shall accrue on any given share from the most recent date on which a dividend has been paid with respect to such share, or if no dividends have been paid, from the date of the original issuance of such share, and such dividends shall accrue from day to day whether or not declared, based on the actual number of days elapsed. If at any time dividends on the outstanding Preferred Shares at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation ranking junior to the Preferred Shares. For so long as any Preferred Shares are outstanding, the Corporation shall not pay any dividends on any Shares of Common Stock or any shares of any other capital stock, excluding non-cash dividends paid "in kind" with respect to other classes or series of preferred stock, without having received the consent of a two-thirds (2/3) majority-in-interest of the holders of Preferred Shares.

           SECTION 4. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of shares ranking junior to the Preferred Shares, the amount of $1,000 per share plus (x) dividends added to the Liquidation Preference in accordance with Section 3 above, (y) default payments or liquidated damages owing to such holder with respect to such share pursuant to the Registration Rights Agreement (defined below) and (z) any accrued but unpaid dividends (with dividends deemed accrued on a per diem basis through the date of such event and thereafter even if such event or any distribution is not on a Dividend Payment Date) (the "Liquidation Preference").

           SECTION 5. ISSUANCE OF PREFERRED SHARES. Initially, the Preferred Shares shall be issued by the Corporation pursuant to a Preferred Stock Investment Agreement ("Investment Agreement") to be entered into between the Corporation and the initial subscribers for the Preferred Shares, and the initial holders of Preferred Shares shall enjoy the benefits of the Registration Rights Agreement ("Registration Rights Agreement") to be entered into between such parties in connection with the Investment Agreement.

         SECTION 6. CONVERSION.

           (a) Each holder of the Preferred Shares shall have the right at any time and from time to time, at the option of such holder, to convert any or all Preferred Shares for such number of fully paid, validly issued and nonassessable shares ("Common Shares") of common stock, par value $0.01, of the Corporation ("Common Stock"), free and clear of any liens, claims or encumbrances, as is determined by dividing (i) the Liquidation Preference times the number of Preferred Shares being converted (the "Conversion Amount"), by (ii) $3.60 (as may be adjusted, the "Conversion Price").

           (b) To convert Preferred Shares into Common Shares, the holder shall give written notice ("Conversion Notice") to the Corporation in the form of Exhibit A hereto (which Conversion Notice may be given by facsimile transmission) stating that such holder elects to convert the same and shall state therein the number of Preferred Shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued (the date of such Conversion Notice shall be referred to herein as the "Conversion Date"). As soon as practicable after delivery of the Conversion Notice, such holder shall surrender the certificate or certificates representing the Preferred Shares being converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, provided that the Corporation shall at all times maintain an office or agency in New York City or Connecticut (or within 50 miles thereof) for such purposes. The Corporation shall, immediately upon receipt of such Conversion Notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the Preferred Shares which have been converted, a certificate or certificates for the number of Common Shares to which such holder shall be entitled (with the number of and denomination of such certificates designated by such holder), and the Corporation shall immediately issue and deliver to such holder a certificate or certificates for the number of Preferred Shares which such holder has not yet elected to convert hereunder but which are evidenced in part by the certificate(s) delivered to the Corporation in connection with such Conversion Notice; the Corporation shall effect such issuance within three (3) trading days of the Conversion Date and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) trading days after the receipt of such Conversion Notice ("T+3"). In the alternative to physical delivery of certificates for Common Shares, if delivery of the Common Shares pursuant to any conversion hereunder may be effectuated by electronic book-entry through Depository Trust Company ("DTC"), then delivery of Common Shares pursuant to such conversion shall, if requested by such holder, be closed and settled on T+3 by book-entry transfer through DTC, and the Common Shares in connection with such conversion shall be deemed delivered by such book-entry transfer. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 6 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date. As used herein, "trading day" shall mean any day on which trading is reported on the Nasdaq Stock Market.

           SECTION 7.ANTI-DILUTION.

           (a) The Conversion Price at which the Preferred Shares are convertible into Common Stock shall each be subject to adjustment from time to time as provided in this Section 7.

                    (i) In case the Corporation shall (A) declare a dividend or make a distribution on the outstanding Common Shares in capital stock of the Corporation, (B) subdivide or reclassify the outstanding Common Shares into a greater number of shares (or into other securities or property), or (C) combine or reclassify the outstanding Common Shares into a smaller number of shares (or into other securities or property), the Conversion Price in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, or to be affected by such subdivision, combination or other reclassification, shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of outstanding Common Shares immediately prior to such event, and the denominator of which shall be the total number of outstanding Common Shares immediately after such event. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date for such event, or, if there is no

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
record date, upon the effective date for such event. Any Common Shares issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding Common Shares under subparagraph (ii) below. Adjustments pursuant to this subparagraph shall be made successively whenever any event specified above shall occur.

                    (ii) In case the Corporation shall fix a record date for the issuance of rights or warrants to all holders of Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion price or exchange price per share, subject to normal anti-dilution adjustments) less than the Conversion Price then in effect, such Conversion Price shall be reduced, as of the close of business on such record date. The new Conversion Price shall be determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the Conversion Price in effect prior to the adjustment required hereby, and the denominator of which shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase in connection with such rights, options or warrants. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders or entitled to receive such rights, options or warrants. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within one hundred eighty (180) days after the same shall have been distributed or issued by the Corporation, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustments had been made on account of the distribution or issuance of such expired rights or warrants.

                    (iii) (A) In case the Corporation shall issue or agree to issue Common Shares (other than pursuant to a bona fide public offering registered under the Securities Act of 1933, as amended) for a consideration per share less than the Conversion Price per share on the date the Corporation fixes the offering price of such additional shares, the Conversion Price shall be adjusted immediately thereafter. The new Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of Common Shares outstanding immediately after the issuance of such additional shares, and the denominator shall be the total number of shares of Common Shares outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Shares which the aggregate consideration received for the issuance of such additional shares would purchase at the Conversion Price per share (prior to adjustment). Such adjustment shall be made successively whenever such an issuance is made; provided, however, that no such adjustment shall be made as the result of the conversion of the Class A Convertible Preferred Stock or the Class B Convertible Preferred Stock or the exercise of any warrants outstanding as of the date hereof or the issuance of options to acquire up to 300,838 shares pursuant to a currently-existing employee option plan previously approved by the Company's shareholders.

                             (B) With respect to any contemplated bona fide
public offering of Common Shares (a "Public Offering") for a consideration less than the then-effective Conversion Price per share, the holders of Preferred Shares shall have a right of first refusal as follows. The Company shall provide to each holder of Preferred Shares written notice of any such contemplated Public Offering at least thirty (30) days prior to the proposed consummation thereof setting forth in reasonable detail the terms of the Public Offering and the proposed offering price. Such holders may elect to purchase all or some of such Common Shares on such terms by delivery to the Company during such thirty
(30) day period written notice of exercise stating the number of Common Shares which each such electing holder wishes to purchase. In the event of an oversubscription, such electing holders shall purchase on a pro rata basis based upon the number of Preferred Shares held by each. If following the expiration of such thirty (30) days period, not all of such Public Offering shares have been purchased by the holders of Preferred Shares and the Company wishes to proceed with the Public Offering, but at a lower price, the Company must again give the holders at least five (5) business days in which to elect to purchase such shares as aforesaid.

                    (iv) In case the Corporation shall after the date hereof issue or agree to issue any securities convertible into or exchangeable for Common Shares for a consideration per Common Share deliverable upon conversion or exchange of such securities (subject to normal anti-dilution adjustments) less than the Conversion Price per share in effect immediately prior to the issuance of such securities, the Conversion Price shall be adjusted immediately thereafter. The new Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of Common Shares outstanding immediately prior to such issuance plus the maximum number of Common Shares deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate, and the denominator shall be the number of Common Shares outstanding immediately prior to the issuance of such securities plus the number of Common Shares which the aggregate consideration received for such securities would purchase at the Conversion Price per share (prior to adjustment). Such adjustment shall be made successively whenever such an issuance is made.

                             Upon the termination of the right to convert or
exchange such securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such convertible or exchangeable securities been made upon the basis of the delivery of only the number of Common Shares actually delivered upon conversion or exchange of such securities and upon the basis of the consideration actually received by the Corporation for such securities.

           (b) Conversion Price Adjustment Deferred. Notwithstanding the foregoing provisions of this Section 7, (i) no adjustment in the number of Common Shares into which any Preferred Shares are convertible shall be required unless such adjustment would require an increase or decrease in such number of shares of at least 1% and (ii) no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease in the Conversion Price of at least $.01 per share; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

           (c) Adjustment Report. Whenever any adjustment is required in the shares into which any Preferred Shares are convertible, the Corporation shall forthwith cause a notice of such adjustment, setting forth the adjusted Conversion Price and the calculation thereof to be mailed to the holders at their respective addresses as shown on the stock books of the Corporation.

           SECTION 8. ISSUE TAXES. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of Preferred Shares pursuant hereto.

           SECTION 9. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all the then outstanding Preferred Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, so long as any Preferred Shares remain outstanding the Corporation agrees to reserve and at all times keep available solely for purposes of conversion of Preferred Shares at least such number of authorized but unissued Common Shares that is set forth in the Investment Agreement.

           SECTION 10. FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of any Preferred Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the Board of Directors of the Corporation).

           SECTION 11. REORGANIZATION OR MERGER; GOING PRIVATE. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation to any other person, then, as part of such reorganization, consolidation, merger or sale, if the holders of Common Shares receive any publicly traded securities as part or all of the consideration for such reorganization, consolidation, merger or sale, then provision shall be made such that each Preferred Share shall thereafter be convertible into such new securities at a conversion price which places the holders of Preferred Shares in an economically equivalent position as they would have been if not for such event. In addition to the foregoing, if the holders of Common Shares receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then such distribution shall be treated as a distribution under Section 7 above and such Section shall govern such distribution. So long as any Preferred Shares are outstanding, the Corporation agrees that there shall be no such reorganization, consolidation, merger or sale unless an appropriate adjustment of the conversion price and other provisions contained herein related to the conversion of such Preferred Shares is agreed to in writing in advance by the Board of Directors of the Corporation and a two-thirds majority-in-interest of the holders of outstanding Preferred Shares. The Corporation further agrees that it shall not agree or consent to or enter into any transaction or series of transactions as a result of which the Common Shares would cease to be publicly traded unless agreed to in writing in advance by the Board of Directors of the Corporation and a two-thirds majority-in-interest of the holders of Preferred Shares.

           SECTION 12. MANDATORY CONVERSION. If at any time while any Preferred Shares remain outstanding (i) the closing price of a Common Share on the Nasdaq SmallCap Market (or other major national securities exchange) exceeds $7.20 (subject to appropriate adjustment for any stock split, reverse stock split, reclassification or recapitalization in the same manner as provided in Section 7 above) for twenty (20) consecutive trading days; and (ii) the Common Shares have been continuously listed for trading on such market since the date hereof; and
(iii) all of the Common Shares underlying the outstanding Preferred Shares have been duly registered for resale under the Securities Act of 1933, as amended, or are otherwise freely tradeable pursuant to Rule 144(k) or any successor rule, then the Company shall give the holders notice thereof within three (3) business days of such event and effective on the tenth (10) business day following such event, all of the outstanding Preferred Shares shall be automatically converted into Common Shares at the Conversion Price.

           SECTION 13. LIMITATIONS ON HOLDER'S RIGHT TO CONVERT. Subject to
Section 12 above, but notwithstanding anything else to the contrary contained herein, no Preferred Share may be converted by a holder to the extent that, after giving effect to Common Shares to be issued pursuant to a Conversion Notice, the total number of Common Shares deemed beneficially owned by such holder (other than by virtue of the ownership of Preferred Shares or ownership of other securities that have limitations on a holder's rights to convert or exercise similar to those limitations set forth herein), together with all Common Shares deemed beneficially owned by the holder's "affiliates" (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 exists, would exceed 9.9% of the total issued and outstanding shares of the Corporation's Common Stock, provided that each holder shall have the right to waive this restriction, in whole or in part, immediately in the case of a pending change of control transaction or bankruptcy or similar filing involving the Corporation and in any other case upon 61 days prior notice to the Corporation. The delivery of a Conversion Notice by any holder shall be deemed a representation by such holder that it is in compliance with this paragraph. A transferee of the Preferred Shares shall not be bound by this provision unless it expressly agrees to be so bound. The term "deemed beneficially owned" as used in this Certificate of Designation shall exclude shares that might otherwise be deemed beneficially owned by reason of the convertibility of the Preferred Shares. The term "change of control" means any transaction or series of transactions which results in a change of majority ownership or control of the Corporation or its business, including, without limitation, the acquisition by any person or "group" (as that term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended) of a majority of the Common Shares or a sale of all or substantially all of the Corporation's assets.

           SECTION 14. MATURITY. On the fifth (5th) anniversary of the initial issuance of Preferred Shares (the "Maturity Date"), the Corporation shall redeem each outstanding Preferred Share for a price equal to such share's Liquidation Preference. Such redemption price shall be paid to the holders, in cash, within five (5) days after the Maturity Date.

           SECTION 15. VOTING RIGHTS. The Preferred Shares shall have the following voting rights:

           (a) While any of the Preferred Shares remain outstanding, the holders of Preferred Shares voting (or acting by written consent) together as a single class shall be entitled to nominate one of the members of the Board of Directors of the Corporation but shall otherwise not vote on any matters submitted to the holders of the Common Shares for a vote, except as may be required by law. The Company shall use its reasonable efforts to effectuate the election of any such nominee by the holders of Common Shares.

           (b) In addition, the affirmative vote of a two-thirds (2/3) majority-in-interest of the Corporation's outstanding Preferred Shares shall be necessary for (i) any amendment of this Certificate of Designations, (ii) any amendment to the Certificate of Incorporation or by-laws of the Corporation that may amend or change or adversely affect any of the rights, preferences, or privileges of the Preferred Shares, (iii) any waiver of a default in payment of dividends on the Preferred Shares, and (iv) any reorganization or reclassification of the capital stock of the Corporation that would have an adverse effect on any of the rights, preferences or privileges of the Preferred Shares (including, without limitation, any "change of control" transaction to which the Company is a party), any consolidation or merger of the Corporation with or into any other corporation or corporations (unless the Company is the surviving corporation and the Preferred Shares and this Certificate of Designation are unaffected in any respect which might reasonably be deemed detrimental to the holders of the Preferred Shares, or any sale of all or substantially all of the assets of the Corporation; provided, however, that any holders of Preferred Shares who are affiliates of the Corporation (and the Corporation itself) shall not participate in such vote and the Preferred Shares of such holders shall be disregarded and deemed not to be outstanding for purposes of such vote.

           SECTION 16. NOTICES. The Corporation shall distribute to the holders of Preferred Shares copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.

           SECTION 17. REPLACEMENT CERTIFICATES. The certificate(s) representing the Preferred Shares held by any holder of Preferred Shares may be exchanged by such holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange, other than a $30 service charge for lost certificates.

           SECTION 18. ATTORNEYS' FEES. Any holder of Preferred Shares shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder.

           SECTION 19. NO REISSUANCE. No Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

Signed on June 30, 1998



                                 VION PHARMACEUTICALS, INC.



                                 By:/s/ Thomas E. Klein
                                 Name:Thomas E. Klein
                                 Title: Vice President, Finance and CFO

                                    EXHIBIT A

                            (To be Executed by Holder
                      in order to Convert Preferred Shares)

                                CONVERSION NOTICE
                                       FOR
              5% CUMULATIVE CONVERTIBLE PREFERRED STOCK SERIES 1998

The undersigned, as a holder ("Holder") of shares of 5% Convertible Preferred Stock Series 1998 ("Preferred Shares") of Vion Pharmaceuticals, Inc. (the "Corporation"), hereby irrevocably elects to convert _______ Preferred Shares into ___________ shares of common stock, par value $0.01 per share ("Common Shares"), of the Corporation according to the terms and conditions of the Certificate of Designation for the Preferred Shares as of the date written below. The undersigned hereby requests that share certificates for the Common Shares to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the holder of Preferred Shares for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate of Designation.


Conversion Date:  __________________________

Conversion Information:         NAME OF HOLDER:________________________________

                                By:____________________________________________
                                Print Name:
                                Print Title:

                                Print Address of Holder:

                                _______________________________________________
                                _______________________________________________



                                Issue Common Shares to:________________________
                                at:____________________________________________
                                _______________________________________________



If Common Shares are to be issued to a person other than Holder, Holder's signature must be guaranteed below:

SIGNATURE GUARANTEED BY:




_____________________________________